-----------------------------------

                                   ACQUISITION

                                       BY

                             USA BIOMASS CORPORATION

                                       OF

                         AMERICAN WASTE TRANSPORT, INC.


                           AMERICAN GREEN WASTE, INC.

                                       AND

                          ASSETS HELD BY FRED ALEXANDER

                       AND LINDA ALEXANDER DOING BUSINESS

                               AS AMERICAN FIBERS



                                  March 1, 2000

                       -----------------------------------

              USA BIOMASS ACQUISITION OF THE OUTSTANDING SHARES OF
            AMERICAN WASTE TRANSPORT, INC. AND AMERICAN GREEN WASTE,
             AND PURCHASE OF ASSETS HELD BY LINDA ALEXANDER AND FRED
                   ALEXANDER DOING BUSINESS AS AMERICAN FIBERS

                                  March 1, 2000
               ---------------------------------------------------



                                     PARTIES



AWT                     American Waste Transport, Inc., a California corporation

AGI                     American Green Waste, Inc., a California corporation

American Fiber          American Fiber

AWT Acquisition Corp.   AWT Acquisition Corp., a California corporation

AGI Acquisition Corp.   AGI Acquisition Corp., a California corporation

AFI Acquisition Corp.   AFI Acquisition Corp.

USA Biomass             USA Biomass Corporation, a Delaware corporation

                                TABLE OF CONTENTS



Agreement and Plan of Merger and Related Documents                                       Tab No.
--------------------------------------------------                                       -------

          Agreement  and Plan of  Merger  dated as of March 1, 2000  among  Fred
          Alexander,  Linda Alexander,  USA Biomass,  AWT Acquisition Corp., AGI
          Acquisition Corp., AWT and AGI (the "Merger Agreement") .......................     1.

          Side Letter Agreement re: delivery of shares of USA Biomass
          common stock to Fred Alexander ................................................     2.

          Agreement of Merger filed with the California
          Secretary of State on March 17, 2000 for the merger of AWT
          Acquisition Corp. into AWT and Officers' Certificates
          in support thereof ............................................................     3.

          Agreement of Merger filed with the California
          Secretary of State on March 17, 2000 for the merger of
          AGI Acquisition Corp. into AGI and Officers'
          Certificates in support thereof ...............................................     4.

          Registration Rights Agreement dated March 1, 2000
          between Fred Alexander and USA Biomass ........................................     5.

          Non-competition Agreement dated March 1, 2000
          between Fred Alexander and USA Biomass ........................................     6.

          Escrow  Agreement  dated  March 1, 2000  among Fred  Alexander,  Linda
          Alexander, USA Biomass, AWT Acquisition,  AGI Acquisition, AWT and AGl ........      7

          Stock Certificate dated March 15, 2000 representing
          1,000,000 shares of USA Biomass issued to Fred Alexander ......................     8.



Asset Purchase Agreement and Related Documents
----------------------------------------------

          Asset Purchase Agreement dated March 1, 2000 among,
          USA Biomass, AFl Acquisition Corp., and Fred
          Alexander and Linda Alexander doing business as American Fibers ...............     9.

          Bill of Sale dated March 1, 2000,among USA
          Biomass, AFI Acquisition Corp., and Fred Alexander
          and Linda Alexander doing business as American Fibers .........................    10.


Employment Agreements and Employment-Related Matters
----------------------------------------------------


          Employment Agreement between Fred Alexander,
          and USA Biomass ...............................................................    11.

          Employment Offer Letter for Linda Alexander ...................................    12.

          Employment Offer Letter for Christine Alexander ...............................    13.

          Employment Offer Letter for Bob Sharp .........................................    14.

          Nonstatutory Stock Option Agreement dated March 1, 2000
          between Fred Alexander and USA Biomass ........................................    15.

          Letter   Agreement  dated  March  1,  2000  executed
          by  USA  Biomass appointing Fred Alexander as a
          director of USA Biomass .......................................................    16.



Formation Documents for AWT Acquisition, AGl Acquisition and AFl Acquisition
----------------------------------------------------------------------------


          Formation Documents for AWT Acquisition Corp.
          (Articles of Incorporation, Bylaws and Stock Certificate) .....................    17.

          Formation Documents for AOL Acquisition Corp.
          (Articles of Incorporation, Bylaws and Stock Certificate ......................    18.

          Formation Documents for AFI Acquisition Corp.
          (Articles of Incorporation, Bylaws and Stock Certificate) .....................    19.

                                  CONFIDENTIAL
                                  ------------





                          AGREEMENT AND PLAN OF MERGER






                            dated as of March 1, 2000

                                      among

                                 Fred Alexander,

                                Linda Alexander,

                            USA Biomass Corporation,

                             AWT Acquisition Corp.,

                             AGI Acquisition Corp.,

                       American Waste Transport, Inc., and

                           American Green Waste, Inc.

                                TABLE OF CONTENTS
                                                                       Page

ARTICLE I DEFINITIONS .............................................           12
     Section 1.01 Definitions .....................................           12

ARTICLE II THE MERGERS ............................................            5
     Section 2.01  The Merger .....................................            5
     Section 2.02  Closing ........................................            7
     Section 2.03  [RESERVED] .....................................            7
     Section 2.04  [RESERVED] .....................................            7
     Section 2.05  Payments in Respect of Fractional Shares .......            7
     Section 2.06  Conversion of Certificates .....................            7

ARTICLE III REPRESENTATIONS AND WARRANTIES
                     REGARDING THE TARGETS ........................            8
     Section 3.01  Corporate Existence and Power ..................            8
     Section 3.02  Authority to Execute and Perform Under Agreement            8
     Section 3.03  Governmental Authorization; Consents ...........            8
     Section 3.04  Capitalization; Shareholders List ..............            8
     Section 3.05  Subsidiaries and Other Equity Investments ......            9
     Section 3.06  Financial Statements ...........................            9
     Section 3.07  Absence of Certain Changes .....................            9
     Section 3.08  Properties .....................................           10
     Section 3.09  No Undisclosed Liabilities .....................           10
     Section 3.10  Insurance Coverage .............................           10
     Section 3.11  Compliance with Laws; No Defaults ..............           10
     Section 3.12  Brokers' and Finders' Fees .....................           10
     Section 3.13  Other Information ..............................           10
     Section 3.14  Environmental and Health and Safety Compliance .           10

ARTICLE IV REPRESENTATIONS AND WARRANTIES
                     REGARDING USBC AND THE NEWCOS ................           11
     Section 4.01  Organization and Existence .....................           11
     Section 4.02  Capitalization of Newcos .......................           11
     Section 4.03  Brokers' and Finders' Fees .....................           11
     Section 4.04  Authority to Execute and
                     Perform Under Agreement ......................           11
     Section 4.05  Governmental Authorization; Consents ...........           12
     Section 4.06  Absence of Certain Changes .....................           12
     Section 4.07  Representations ................................           12
     Section 4.08  No Undisclosed Liabilities .....................           12

                                                                            Page

     Section 4.09  Environmental and Health
     and Safety Compliance ........................................           12
     Section 4.10  SEC Documents; USBC Financial Statements .......           12

ARTICLE V INDEMNIFICATION .........................................           13
     Section 5.01  Survival of Representations and Warranties .....           13
     Section 5.02  Indemnification ................................           13

ARTICLE VI [RESERVED] .............................................           15

ARTICLE VII [RESERVED] ............................................           15

ARTICLE VIII [RESERVED] ...........................................           15

ARTICLE IX MISCELLANEOUS ..........................................           16


     Section 9.01  Notices ........................................           16
     Section 9.02  Amendments; No Waivers .........................           17
     Section 9.03  Expenses .......................................           17
     Section 9.04  Successors and Assigns .........................           17
     Section 9.05  Governing Law ..................................           17
     Section 9.06  Counterparts; Effectiveness ....................           18
     Section 9.07  Entire Agreement ...............................           18
     Section 9.08  Captions .......................................           18
     Section 9.09  Severability ...................................           18
     Section 9.10  [RESERVED] .....................................           18
     Section 9.11  Disclosure Schedules ...........................           18
     Section 9.12  Attorneys' Fees ................................           18
     Section 9.13  Arbitration ....................................           18

EXHIBIT A    FORM OF ASSET PURCHASE AGREEMENT
             BETWEEN NEWCO 3 AND SHAREHOLDER

EXHIBIT B    FORM OF EMPLOYMENT AGREEMENT
             BETWEEN USBC AND FRED ALEXANDER

EXHIBIT C    FORM OF NONCOMPETITION AGREEMENT BETWEEN FRED
             ALEXANDER AND USBC

EXHIBIT D    FORM OF AGREEMENT OF MERGER AND OFFICERS CERTIFICATES

EXHIBIT E    FORM OF ESCROW AGREEMENT

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into this 1st day of March, 2000, among FRED ALEXANDER and LINDA ALEXANDER (collectively, the "Shareholder"), USA BIOMASS CORPORATION, a Delaware corporation ("USBC"), AWT ACQUISITION CORP., a California corporation and a wholly-owned subsidiary of USBC ("Newco I "), AGI ACQUISITION CORP., a California corporation and a wholly owned subsidiary of USBC ("Newco 2"), AMERICAN WASTE TRANSPORT, INC., a California corporation ("Target 1"), and AMERICAN GREEN WASTE, INC., a California corporation ("Target 2"). Target 1 and Target 2 are referred to herein individually as a "Target" and, collectively, as the "Targets." Newco 1 and Newco 2 are referred to herein individually as a "Newco" and, collectively, as the "Newcos."


                                    RECITALS

     A. The Shareholder owns all of the issued and outstanding shares of capital stock of each of the Targets.

     B. The Shareholder desires to sell, and USBC desires to acquire, the businesses operated by the Targets through the mergers (the "Mergers") of the Newcos with and into the Targets, with the Targets being the surviving corporations in the mergers, pursuant to which each share of Common Stock, $.001 par value, of the Targets (the "Common Stock") issued and outstanding at the Effective Time (as defined herein) (collectively, the "Shares") will be converted into the right to receive that portion of the Merger Consideration (as defined herein) distributable in respect of each such Share as more fully set forth in this Agreement.

     C. Concurrent with the Closing, Shareholder and AFI Acquisition Corp., a California corporation ("Newco 3"), will enter into an asset purchase agreement (the "Asset Purchase Agreement") pursuant to which Shareholder shall sell to Newco 3 the assets of American Fiber ("Target 3"), a business operated by Shareholder.


                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions.

     (a) The following terms, as used herein, have the following meanings:

         "Affiliate means", with respect to any Person, any other Person related by blood or marriage to or directly or indirectly controlling, controlled by, or under common control with such specified Person.

     "Agreement" means this Agreement and Plan of Merger.

     "Asset Purchase Agreement" means the Asset Purchase Agreement among Newco 3 and Shareholder in substantially the form attached hereto as Exhibit A.

     "Balance Sheets" means the balance sheet of each of the Targets as of December 31, 1999 compiled by Michael R. Duvall and Company, Certified Public Accountants, copies of which previously have been provided by Targets to USBC.

     "Balance Sheet Date" means December 31, 1999.

     "CGCL" means the California General Corporation Law.

     "Closing" has the meaning set forth in Section 2.02.


     "Closing  Cash  Payment"  shall have the  meaning  set forth in Section 2.0
1(b).

     "Closing Date" means the date of the Closing.

     "Closing Payment" shall have the meaning set forth at Section 2.01(b).

     "Closing Stock Payment" has the meaning set forth in Section 2.0 1(b).

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning set forth in Recital B of this Agreement.

     "Effective  Time"  has  the  meaning  set  forth  in  Subsection
2.01 (a) 3.

     "Employee Options" means the outstanding options to purchase Common
Stock.

     "Employee Optionees" means the holders of the Employee Options.

     "Employee Plan" means an "employee benefit plan," as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered, sponsored, or contributed to by any Target, any Subsidiary of any Target, or (iii) covers any employee or former employee of any Target, any Subsidiary of any Target, or any of their ERISA Affiliates.

     "Employment Agreement" means the Employment Agreement between USBC and Fred Alexander in substantially the form attached hereto as Exhibit B.

"Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act as amended, 42 U.S.C.ss.9601 et. seq., the Superfund Amendments and Reauthorization Act, 42 U.S.C.ss.9601 et. seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C.ss.6901 et. seq., the Clean Air Act, 42 U.S.C.ss.7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 seq., the Occupational Safety and Health Act of 1970, as amended, 5 U.S.C.ss.5108, et. seq. and any and all other applicable (whether civil, criminal or administrative) laws, statutes, subordinate legislation, treaties, regulations; directives, decisions, by-laws, circulars, codes, orders, notices, demands, decrees, injunctions, resolutions, judgments or resolutions of any government, supranational, federal, state or local government, statutory, administrative or regulatory body, court, or agency with regard to (a) pollution or protection of soil, surface water, ground water, land, stream, sediments, surface or subsurface strata, ambient air, and any other environmental medium; (b) harm to or the protection of the health of humans, animals or plants, including, without limitation, laws relating to public and workers' health and safety, noise, vibration or radiation; (c) the release or discharge of any industrial, radioactive, dangerous, toxic or hazardous substance, organism or waste (whether in solid, semi-solid or liquid form or in the form of a gas or vapor) into the environment, including but not limited to any Hazardous Substance as defined in this Agreement; (d) the generation, manufacture, processing, use, treatment, storage, distribution, disposal, transport or handling of any of the foregoing described substances, wastes or organisms; and (e) nuisance.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as in effect on the date of this Agreement.

     "Lien" means, with respect to any asset, any mortgage, lien, restriction, equity, pledge, charge, security interest, conditional sales contract or encumbrance of any kind in respect of such asset.

     "Material Adverse Change" means a material adverse change in the business, assets, financial condition, results of operations or prospects of any Target and its Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on the business, assets, financial condition, results of operations or prospects of any Target and its Subsidiaries taken as a whole. The meaning of the term "Material" as set forth above shall have no effect on the use of the word "material" in the definition of "Material Adverse Effect".

     "Mer2er Certificates" has the meaning set forth in Section 2.0 l(a)(3).

     "Merger Consideration" shall have the meaning assigned to such term at 2.01(b).

     "Mergers" has the meaning set forth in Recital B hereof.

     "Newco 1" means AWT Acquisition Corp., a California corporation.

     "Newco 2" means AGI Acquisition Corp., a California corporation.

     "Newco 3" means AFI Acquisition Corp., a California corporation.

     "Noncompetition Agreement" means the Noncompetition Agreement between Fred Alexander and USBC in the form attached hereto as Exhibit C.

     "Officers' Certificates" means the certificates of the officers of Newcos and Targets related to the Mergers in the form attached hereto as Exhibit D.

     "Options" means all outstanding Employee Options and other rights issued by the Targets entitling the holders thereof to acquire from the Targets any authorized shares of Common Stock.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof

     "Shareholder"  means  Fred  Alexander  and Linda  Alexander,  collectively.

     "Shares" has the meaning set forth in Recital B of this Agreement.

     "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are owned directly or indirectly by the specified Person.

     "Surviving Corporation 1" has the meaning set forth in Section 2.0I(a)(L).

     "Surviving Corporation 2" has the meaning set forth in Section 2.01(a)(2).

     "Surviving Corporations" shall mean Surviving Corporation 1 and Surviving Corporation 2.

     "Target 1" means American Waste Transport,  Inc., a California corporation.

     "Target 2" means  American  Green Waste,  Inc.,  a California  corporation.

     "Target 3" means American Fibers, a business operated by Shareholder.

     "Target Property" shall mean all of the real property of each of the Targets.

     "Transaction Documents" means (i) this Agreement and all annexes, schedules and exhibits hereto, (ii) the Officers' Certificates, (iii) the Merger Certificates, (iv) the Employment Agreement, (v) the Noncompetition Agreement,
(vi) the Registration Rights Agreement and (vii) any other documents executed in connection therewith.

     "USBC" means USA Biomass Corporation, a Delaware corporation.

     (b) Other capitalized terms used in this Agreement shall have the meanings given them as set forth in this Agreement.

                                   ARTICLE II
                                  THE MERGERS

     Section 2.01 The Mergers.

     (a) Structure of the Mergers; Effective Time; Capital Stock Conversions

     (1) Subject to the terms and conditions of this Agreement and in accordance with the CGCL, athe Effective Time: (i) Newco 1 shall be merged with and into Target 1, the separate existence of Newco I shall cease and Target 1 shall continue as the surviving corporation (the "Surviving Corporation 1") in the Merger; (ii) the Articles of Incorporation of Target 1, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation 1; (iii) the Bylaws of Target 1, as in effect immediately prior to the Effective Time, shall become the Bylaws of Surviving Corporation 1; and (iv) the officers and directors of Newco I immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation 1. From and after the Effective Time, the Merger of Target 1 into Newco 1 will have all the effects set forth in Section 1103 of the CGCL.

     (2) Subject to the terms and conditions of this Agreement and in accordance with the CGCL, at the Effective Time: (i) Newco 2 shall be merged with and into Target 2, the separate existence of Newco 2 shall cease and Target 2 shall continue as the surviving corporation (the "Surviving Corporation 2") in the Merger; (ii) the Articles of Incorporation of Target 2, as in effect immediately prior to the Effective Time, shall become the Articles of Incorporation of the Surviving Corporation 2; (iii) the Bylaws of Target 2, as in effect immediately prior to the Effective Time, shall become the Bylaws of Surviving Corporation 2; and (iv) the officers and directors of Newco 2 immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation
2. From and after the Effective Time, the merger of Target 2 into Newco 2 will have all the effects set forth in Section 1103 of the CGCL.

     (3) Each of the Mergers shall become effective (the "Effective Time") upon the filing of an Agreement of Merger in the form of Exhibit D (the "Merger Certificates"), duly executed and acknowledged by each Newco and each Target, with the Secretary of State of California pursuant to the CGCL, together with any other certificates required by law to effect the Merger, to be filed and recorded with the Secretary of State of the State of California in accordance with the provisions of Section 1103 of the CGCL.

     (4) At the Effective Time, by virtue of the Mergers and without any action on the part of the holder of any shares of capital stock or rights in respect thereof, each share of the capital stock of each Newco issued and outstanding immediately prior to the Mergers shall be converted into one share of the corresponding Surviving Corporation. The Shares of each corresponding Target shall be converted into the right to receive, subject to and in accordance with the terms of this Agreement, the Merger Consideration.

     (b) Merger Consideration. On the Closing Date, upon surrender of all of the certificates representing outstanding Shares, USBC shall (i) transfer to the Shareholder Six Hundred Fifty Thousand Dollars ($650,000) (the "Closing Cash Payment"), which shall be paid by cashier's or certified check or wire transfer of readily available funds, and (ii) deliver one million (1,000,000) shares of common stock of USBC (the "Closing Stock Payment") to Chicago Title Company (the "Escrow Agent") to be held in escrow by the Escrow Agent until completion of the audit of the Targets' financial statements for the years ended December 31, 1998 and December 31, 1999, pursuant to the Escrow Agreement in the form of Exhibit E. Upon delivery of the Closing Stock Payment and the Closing Cash Payment (collectively, the "Closing Payment") to the Shareholder all rights pertaining to the Shares shall be deemed irrevocably extinguished and converted to the rights set forth in this Agreement. The Closing Payment and any amounts paid to Shareholder pursuant to
Section 2.0 1(d) shall be referred to as the "Merger Consideration."

     (c) [Reserved.]

     (d) Additional Merger Consideration. As additional consideration for the Mergers, USBC agrees to transfer to Shareholder seventy-five percent (75%) of the net recovery from the litigation matters (or potential litigation matters), as more fully described on Schedule 2.01(d):

     (e) Allocation of Merger Consideration. The Merger Consideration shall be allocated equally between the Targets.

     Section 2.02 Closing. The closing (the "Closing") of the Mergers and other transactions contemplated hereby to be consummated on the Closing Date shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California,

     Section 2.03 [RESERVED].

     Section 2.04 [RESERVED].

     Section 2.05 Payments in Respect of Fractional Shares. For purposes of the Mergers and any payment of Merger Consideration to be made hereunder in respect of any Share, the Shareholder's aggregate number of Shares held or issuable under Options at the Effective Time shall be rounded to the nearest Share.

     Section 2.06 Conversion of Certificates. After the Effective Time, each outstanding stock certificate which theretofore represented Shares shall, until surrendered for exchange in accordance with Section 2.0 1(b), be deemed for all purposes to evidence ownership of the right to receive the Merger Consideration distributable with respect to the Shares represented thereby in accordance with this Agreement.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES REGARDING THE TARGETS

     Each Target and the Shareholder hereby represents and warrants to USBC (except as set forth on the Schedules attached hereto), as of the date of this Agreement and as of the Closing Date, as follows:

     Section 3.01 Corporate Existence and Power. Each Target is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. Each Target will deliver to USBC true and complete copies of the articles of incorporation, minutes, and bylaws of such Target as currently in effect within 45 days of the Closing Date.

     Section 3.02 Authority to Execute and Perform Under Agreement. Each Target has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of such Target. This Agreement has been, and the other Transaction Documents to which each Target and Shareholder is a party will be as of Closing, duly executed and delivered by each such Target and Shareholder and constitutes or will constitute the legal, valid and binding obligations of each such Target and Shareholder; enforceable against each such Target and Shareholder in accordance with the terms thereof

     Section 3.03 Governmental Authorization; Consents. To Shareholder's knowledge, none of the execution, delivery or performance of this Agreement or any other Transaction Document, by any Target or Shareholder requires any action by or in respect of, or filing with, any governmental body, agency, official or authority, except for the filing of the Merger Certificates and Officers'
Certificates with the Secretary of State of California as set forth in Subsection 2.01(a)(3).

     Section 3.04 Capitalization; Shareholders List.

     (a) The authorized capital stock of Target 1 consists solely of one thousand shares (1,000) of Common Stock, of which one thousand (1,000) shares are issued and outstanding. All outstanding shares of Target 1 Common Stock have been duly authorized and validly issued and are or will be fully paid and non-assessable and none of them was or will be issued in violation of any preemptive or other right.

     (b) The authorized capital stock of Target 2 consists solely of one million (1,000,000) shares of Common Stock, of which two thousand (2,000) shares are issued and outstanding. All outstanding shares of Target 2 Common Stock have been duly authorized and validly issued and are or will be fully paid and non-assessable and none of them was or will be issued in violation of any preemptive or other right.

     (c) The Shareholder is the sole owner of the Shares.

     (d) Except for the shares of Common Stock held by the Shareholder, there are no outstanding (i) shares of capital stock or other voting securities of any Target, (ii) securities of any Target convertible into or exchangeable for shares of capital stock or voting securities of any Target or (iii) Options or other rights to acquire from any Target, and there is no obligation of any Target to issue any, capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Target (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Target Securities"). There are no outstanding obligations of any Target to issue or deliver or to repurchase, redeem or otherwise acquire any Target Securities.

     (e) The Shareholder owns all of the outstanding shares of Common Stock in each Target, free and clear of any Lien whatsoever (except any Lien imposed by the loan documents of the Targets with Bank of America N.T. & S.A. and which have previously been provided to USBC), has and will have full power and legal right to sell, assign, transfer and deliver the same, and will transfer and deliver at the Closing good and marketable title to the Shares free and clear of any Lien. No Target nor the Shareholder is a party to any agreement or understanding relating to the ownership, voting or transfer of any Common Stock or any other Target Securities.

     Section 3.05 Subsidiaries and Other Equity Investments. No Target owns, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any other Person, and no Target has any obligation to acquire any such shares or to make any such investment.

     Section 3.06 Financial Statements. Each Target has furnished to USBC the balance sheets of such Target as at December 31, 1996, December 31, 1997, December 31, 1998 and December 31, 1999, and the related statements of earnings, changes in shareholders' equity for the fiscal years then ended, and the unaudited balance sheet and other interim financial information of the relevant Target through the Closing Date (all such financial statements are hereafter collectively referred to as the "Financial Statements"). The Financial Statements fairly present the financial position of each Target, as of the dates thereof and the results of operations and cash flows for the periods then ended (subject to normal recurring year-end adjustments in the case of any unaudited interim financial statements).

     Section 3.07 Absence of Certain Changes. To the knowledge of the Shareholder, and, except as otherwise disclosed to USBC, since the Balance Sheet Date, each Target has conducted its business in the ordinary course consistent with past practices. To the knowledge of the Shareholder, except as otherwise disclosed to USBC, since the Balance Sheet Date, there has not been any Material Adverse Change.

     Section 3.08 Properties. Each Target has all of the real and personal property necessary for it to conduct its business as currently conducted

     Section 3.09 No Undisclosed Liabilities. To the knowledge of the Shareholder, and, except as otherwise disclosed to USBC, there are no liabilities of any Target of any kind whatsoever, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities disclosed or provided for in the Balance Sheet, and (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

     Section 3.10 Insurance Coverage. The Shareholder has maintained reasonable amounts of insurance with respect to the operations of the Targets.

     Section 3.11 Compliance with Laws; No Defaults. To the knowledge of the Shareholder, and, except as otherwise disclosed to USBC, no Target is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that do not have as of the date hereof and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     Section 3.12 Brokers' and Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Target or the Shareholder who might be entitled to any fee or commission from USBC, any Target or any of their respective Affiliates in respect of the transactions contemplated by this Agreement.

     Section 3.13 Other Information. To the knowledge of Shareholder, none of the documents or written information delivered, or representations or warranties made, to USBC by any Target in connection with the transactions contemplated by this Agreement, taken as whole, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

     Section 3.14 Environmental and Health and Safety Compliance. To the knowledge of the Shareholder, and, except as otherwise disclosed to USBC, no Target Property or activities of any Target on or at any time before the date of this Agreement has been in violation of any Environmental Law.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES REGARDING
                               USBC AND THE NEWCOS

     USBC hereby represents and warrants to the Shareholder and the Targets, as of the date of this Agreement and as of the Closing Date, as follows:

     Section 4.01 Organization and Existence.

     (a) USBC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     (b) Each Newco is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.02 Capitalization of Newcos. Each Newco's authorized capital stock consists solely of 1,000,000 shares of Common Stock, no par value per share ("Newco Common Stock"). As of the date hereof, Newco 1 had 2,000 shares issued and outstanding and none were reserved for issuance, and Newco 2 had 1,000,000 shares issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of each of Newco's Common Stock are owned by USBC free and clear of any Liens.

     Section 4.03 Brokers' and Finders' Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of USBC or each Newco who might be entitled to any fee or commission from the Shareholder, any Target or any of their respective Affiliates in respect of the transactions contemplated by this Agreement.

     Section 4.04 Authority to Execute and Perform Under Agreement. USBC and each Newco has all requisite power and authority to enter into and perform this Agreement and the other Transaction Documents to which it is a party and to carry out its obligations under this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of USBC and each Newco. This Agreement has been, and the other Transaction Documents to which USBC and each Newco is a party will be as of Closing, duly executed and delivered by USBC and each Newco, as applicable, and constitutes or will constitute the legal, valid and binding obligations of USBC and each Newco, enforceable against USBC and each Newco in accordance with the terms thereof.

     Section 4.05 Governmental Authorization; Consents. None of the execution, delivery or performance of this Agreement or any other Transaction Document, by USBC or any Newco requires any action by or in respect of, or filing with, any governmental body, agency, official or authority, except for the filing of the Merger Certificates and Officers' Certificates with the Secretary of State of California as set forth in Subsection 2.01 (a)(3).

     Section 4.06 Absence of Certain Changes. To the knowledge of USBC since December 31, 1999, USBC and each Newco has conducted its business in the ordinary course consistent with past practices. Since the Balance Sheet Date, there has not been any Material Adverse Change.

     Section 4.07 No Undisclosed Liabilities. To the knowledge of USBC, and, except as otherwise disclosed to Shareholder, there are no liabilities of USBC of any kind whatsoever, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (a) liabilities disclosed or provided for in the USBC Balance Sheet, and (b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date.

     Section 4.08 Environmental and Health and Safety Compliance. To the knowledge of USBC, and, except as otherwise disclosed to Shareholder, no USBC property or activities of USBC on or at any time before the date of this Agreement has been in violation of any Environmental Law.

     Section 4.09 SEC Documents; USBC Financial Statements. USBC has furnished or made available to Shareholder and Targets true and complete copies of all public reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the Exchange Act, all in the form so filed (all the foregoing being collectively referred to as the "SEC Documents"). As of the date hereof, USBC has filed with the SEC all reports, proxy statements and other information required to be filed by it under the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, including where applicable, the requirements under Item 601(10) of Regulation S-B to file certain contracts, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently field with the SEC. The financial statements of USBC, including the notes thereto, included in the SEC Documents (the "USBC Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and present fairly the financial position of USBC at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in USBC accounting policies except as described in the notes to the USBC Financial Statements.

                                    ARTICLE V
                                 INDEMNIFICATION

     Section 5.01 Survival of Representations and Warranties.

     (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until 1 year after the Closing Date.

     (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 9.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 5.01(a) for such representation, warranty, covenant or agreement.

     Section 5.02 Indemnification.  Subject to the limitations set forth in this
Article V:

     (a) The Shareholder covenants and agrees to defend, indemnify and hold harmless USBC, each of the Surviving Corporations and Newco 3 from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by any Target or the Shareholder in this Agreement or the Asset Purchase Agreement, or in any writing delivered pursuant to this Agreement or the Asset Purchase Agreement, or at the Closing; (ii) the failure of the Shareholder or any Target to perform or observe fully any covenant, agreement or provision to be performed or observed by the Shareholder or any Target pursuant to this Agreement or the Asset Purchase Agreement, or any other written agreement entered into pursuant hereto.

     (b) USBC covenants and agrees to defend, indemnify and hold harmless the Shareholder from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by USBC in this Agreement or the Asset Purchase Agreement, or in any writing delivered pursuant to this Agreement or the Asset Purchase Agreement, or at the Closing; or (ii) the failure by USBC or any Newco to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement or the Asset Purchase Agreement.

     (c)  Notwithstanding  any  other  provision  of this  Agreement,  including
Section 5.02(a) and (b), the obligation of any party to this Agreement to indemnify any other party to this Agreement under this Article V shall apply (i) only to the extent that the amount of Damages due the party being indemnified exceeds, for all claims, losses, expenses, obligations and liabilities, an accumulated total of $1,200,000 in the aggregate, at which time all Damages incurred (not including those Damages less than $1,200,000) shall be indemnifiable.

     (d) If any party entitled to be indemnified pursuant to Section 5.02 (an "Indemnified Party") receives notice of the assertion by any third party of any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with respect to which another party hereto (an "Indemnifying Party") is or may be obligated to provide indemnification, the Indemnified Party shall promptly notify the Indemnifying Party in writing (the "Claim Notice") of the Indemnifiable Claim; provided, that the failure to provide such notice shall not relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

     (e) The Indemnifying Party shall have thirty days after receipt of the Claim Notice to undertake, conduct and control, through counsel of its own choosing, and at its expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Indemnifying Party, and
(ii) the Indemnifying Party shall not settle any Indemnifiable Claim without the Indemnified Party's consent. So long as the Indemnifying Party is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld.

     (f) If the Indemnifying Party does not notify the Indemnified Party within thirty days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such Indemnifiable Claim.

     (g) Anything contained in this Section 5.02 to the contrary notwithstanding, the Shareholder shall not be entitled to assume the defense for any Indemnifiable Claim (and shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against USBC which USBC determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would adversely affect the business, properties or prospects of any Target; provided, however, if such equitable relief portion of the Indemnifiable Claim can be so separated from that for money damages, the Shareholder shall be entitled to assume the defense of the portion relating to money damages.


                                   ARTICLE VI

                                   [RESERVED]




                                   ARTICLE VII

                                   [RESERVED]




                                  ARTICLE VIII


                                   [RESERVED]



                                   ARTICLE IX
                                  MISCELLANEOUS

     Section 9.01 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given (i) in the case of delivery, when addressed to the other party and delivered to the address set forth below, (ii) in the case of mailing, three days after said notice has been deposited in the United States Mails, postage prepaid, by certified or return mail, and addressed to the other party as set forth below, and (iii) in the case of telecopying and in all of the cases, when received by the other party. The addresses at which notices may be sent under this Section are the following:


     If to USBC, to:        USA Biomass Corporation
                            7314 Scout Avenue

                            Bell Gardens, California 90201
                            Telecopy No.: (562) 928-9932
                            Attention: Michael J. Silva


with a copy-to:             Paul, Hastings, Janofsky & Walker LLP
                            Seventeenth Floor
                            695 Town Center Drive
                            Costa Mesa, California 92626-1924
                            Telecopy No.: (714) 979-1921
                            Attention:    Douglas A. Schaaf, Esq.


If to the Shareholder to:   Fred Alexander
                            1835 "A" South Center City Parkway
                            #418
                            Escondido, CA 92025
                            Telecopy No. (760) 746-7596


with a copy to:             Law Offices of Gelber, Darling & Robertson
                            600 Anton Boulevard, Suite 1600
                            Costa Mesa, California 92626
                            Telecopy No.: (714) 979-8134
                            Attention:    Sherilyn Learned O'Dell



Any party may at any time change the address to which notices may be sent under this Section by the giving of notice of such to the other parties in the manner set forth herein.

     Section 9.02 Amendments; No Waivers.

     (a) This Agreement may be amended by the parties hereto. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 9.03 Expenses. USBC shall pay all costs and expenses incurred by USBC in connection with this Agreement. Each Newco shall pay all costs and expenses incurred by each Newco in connection with this Agreement. Each Target shall pay all costs and expenses incurred by each Target in connection with this Agreement. Notwithstanding the foregoing, USBC shall reimburse Target for reasonable costs associated with the due diligence process with the exception of professional advisors (e.g. accountants and attorneys).

     Section 9.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that USBC may transfer or assign this Agreement, in whole or from time to time in part, to one or more of its Affiliates, but no such transfer or assignment will relieve USBC of its obligations hereunder.

     Section 9.05 Governing Law.

     (a) Except to the extent that the laws of the jurisdiction of organization of any corporate party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or the mailers arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of California. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the County of Orange, California.

     (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the State of California, County of Orange, and/or United States District Court for the Southern District of California, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any federal court sitting in the County of Orange. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     (c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9.05 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

     Section 9.06 Counterparts; Effectiveness. This Agreement may be signed in any number of identical counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by each other party hereto.

     Section 9.07 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject mailer hereof and supersede all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement and the other Transaction Documents. No representation, inducement, promise, understanding, condition or warranty not set forth in this Agreement or in any other Transaction Document has been made or relied upon by any party hereto. Neither this Agreement nor any other Transaction Document, nor any provision hereof or thereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder or thereunder.

     Section 9.08 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof

     Section 9.09 Severability. If a provision of this Agreement is deemed to be contrary to law, that provision will be deemed separable from the remaining provisions of this Agreement, and will not affect the validity, interpretation, or effect of the other provisions of either this Agreement or any agreement executed pursuant to it or the application of that provision to other circumstances not contrary to law.

     Section 9.10 [RESERVED]

     Section 9.11 Disclosure Schedules. The Disclosure Schedules are hereby incorporated into this Agreement to the same extent as though fully set forth herein.

     Section 9.12 Attorneys' Fees. If any action or proceeding is brought to enforce or interpret this Agreement or to recover Damages for the breach hereof, the prevailing party will be entitled to recover its reasonable costs of suit and reasonable attorneys' fees.

     Section 9.13 Arbitration. Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure ss. 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this Section
9.13 shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.


            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                         USA BIOMASS CORPORATION


  /S/ FRED ALEXANDER
-------------------------------------    By:
Fred Alexander                              ----------------------------------
                                         Print name:
                                                    --------------------------
                                         Title:
                                               -------------------------------
  /S/ LINDA ALEXANDER
-------------------------------------
Linda Alexander
                                         AWT ACQUISITION CORP.



AMERICAN WASTE                           By:
TRANSPORT, INC.                             ----------------------------------
                                         Print name:
                                                    --------------------------
                                         Title:
                                               -------------------------------
By:     /S/ FRED ALEXANDER
    ---------------------------------
Print name:    FRED ALEXANDER            AGI ACQUISITION CORP.
           --------------------------
Title:  President
      -------------------------------

                                         By:
AMERICAN GREEN WASTE, INC.                  ----------------------------------
                                         Print name:
                                                    --------------------------
                                         Title:
By:     /S/ FRED ALEXANDER
    ---------------------------------
Print name:    FRED ALEXANDER
           --------------------------
Title:  President
      -------------------------------

        IN WITNESS WHEREOF, the parties hereto have executed or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                         USA BIOMASS CORPORATION



-------------------------------------    By:      /s/ MICHAEL J. SILVA
Fred Alexander                              ----------------------------------
                                         Print name: Michael J. Silva
                                                    --------------------------
                                         Title:  Chief Development Officer
                                               -------------------------------

-------------------------------------
Linda Alexander                          AWT ACQUISITION CORP.



AMERICAN WASTE                           By:      /s/ MICHAEL J. SILVA
TRANSPORT, INC.                             ----------------------------------
                                         Print name: Michael J. Silva
                                                    --------------------------
                                         Title:  Chief Development Officer
                                               -------------------------------
By:
   ----------------------------------
Print name:                               AGI ACQUISITION CORP.
           --------------------------
Title:
      -------------------------------     By:      /s/ MICHAEL J. SILVA
                                             ---------------------------------
                                          Print name: Michael J. Silva
                                                     -------------------------
AMERICAN GREEN WASTE, INC.                Title:  Chief Development Officer
                                                ------------------------------

By:
   ----------------------------------
Print name:
           --------------------------
Title:
      -------------------------------

                                Schedule 2.01(d)

                         Additional Merger Consideration

EXHIBIT A

EXHIBIT A

                                    EXHIBIT A

                    FORM OF ASSET PURCHASE AGREEMENT BETWEEN
                             NEWCO 3 AND SHAREHOLDER

                       [FORM OF ASSET PURCHASE AGREEMENT]

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the ____ day of March, 2000 by and among AFI Acquisition Corp., a California corporation ("Buyer") and Fred Alexander and Linda Alexander, each an individual (collectively, "Sellers") doing business as American Fiber.


                                    RECITALS

     A. Sellers own and operate a waste business (the "Business") and are active in the Business.

     B. The Sellers desire to sell to Buyer certain assets used in the Business, and Buyer desires to acquire such assets, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

          1. Purchase and Sale of Assets.

               1.1 Assets to be Acquired. Subject to the terms and conditions of this Agreement, Sellers hereby sell, convey, transfer, assign and deliver to the Buyer and Buyer hereby purchases, acquires and accepts from Sellers, all of Sellers' right, title and interest in and to (collectively, the "Assets"):

                    (a) All supplies, materials, inventory, equipment, machinery, furniture, fixtures, spare parts and other personal property and assets listed on Schedule 1.1(a) (the "Tangible Assets");

                    (b) All trade names,  product names,  service marks, rights, licenses, likenesses, and logos of Sellers used in connection with the Business and all likenesses and presentations thereof including, but not limited to, those items listed on Schedule 1.1(b), and all goodwill associated therewith (the "Proprietary Rights");

                    (c) All know-how,  proprietary information,  customer lists, customer records, customer files and all associated data, supplier lists, sales techniques, processes, formulas, patterns, compilations, programs, devices, methods, techniques, inventions, drawings, designs and technical data, and other confidential information used in connection with the Business (the "Proprietary Information");

                    (d) All files, papers, literature,  sales and purchase order records, books of account, and books and records related to the Business or the Assets;

                    (e) All telephone numbers,  customer files. names, addresses and accounts receivable information (including aging and delinquency) related to all customers used in connection with the Business;

                    (f) All rights under or pursuant to all warranties, representations or guaranties made by suppliers or others in connection with any products or services furnished to Sellers; and

                    (g) The goodwill associated with items (a) - (f) above.

               1.2 [Reserved].

          2. Assumed Liabilities. Buyer shall assume all liabilities associated with the operation of the Business prior to the Closing Date.

          3. Sales Taxes and Fees. Buyer shall be responsible for all sales, use, transfer and similar taxes and fees arising out of the purchase and sale of the Assets.

          4. Closing. The purchase and sale of the Assets shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California, at 10:00 a.m. local time on March 10, 2000, or at such other time (the "Closing Date") and place as the parties shall mutually agree, by delivery of the following (the "Closing"):

               4.1 Sellers Deliveries. Sellers shall deliver to Buyer:

                    (a) A Bill of Sale in  substantially  the form of  Exhibit A duly executed by Sellers; and

                    (b) Such other instruments and documents as (i) may be necessary to effect the transfer of the Assets to Buyer as contemplated by this Agreement and (ii) may be necessary or desirable in the reasonable opinion of the Buyer's counsel in connection with the transactions contemplated hereby.

               4.2 Buyer Deliveries. Buyer shall pay to Sellers at the Closing a check of One Hundred Thousand Dollars ($100,000) as the purchase price for the Assets ("Purchase Price").

          5. Representations and Warranties of Sellers. Sellers jointly and severally represent and warrant to Buyer that:

               5.1 Authority. The execution, delivery and performance of this Agreement by Sellers has been duly authorized and approved by all necessary actions by each of them and neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of or constitute a default under (a) any law or administrative regulation applicable to Sellers or (b) any note, agreement, judgment, order, award, decree or other instrument or restriction ("Instrument") to which Sellers are bound, or give any party with rights under any such Instrument the right to terminate or change the rights or obligations of Sellers under such Instrument. No authorization, approval or consent of, or notice to or filing with, any governmental authority or any third party is or will be required for the execution, delivery or performance of this Agreement by Sellers and Sellers have full power and authority to perform all acts required to be done by them under this Agreement. This Agreement constitutes, and the other agreements and instruments to be executed in connection herewith when duly executed and delivered will constitute, legal, valid and binding obligations of Sellers and will be enforceable against them in accordance with their respective terms.

               5.2 Title to Assets; Condition of the Assets. Sellers have good and marketable ownership and title to all of the Assets and own that Assets free and clear of any and all liens, security interests, prior assignments and encumbrances of any and every kind whatsoever. At the Closing, Sellers will transfer ownership and title of the Assets to Buyer free and clear of any and all liens, security interests, prior assignments and encumbrances of any and every kind whatsoever.

               5.3 Reserved.

               5.4 Reserved.

               5.5 Compliance with Law. To the knowledge of the Sellers, and except as previously disclosed to Buyer, none of the Business or the Assets is in violation of, or alleged to be in violation of, any applicable regulation, ordinance, statute, order, law or rule promulgated by any governmental authority.

               5.6 Litigation. To the knowledge of the Sellers, and except as previously disclosed to Buyer, there is no action, lawsuit, claim, proceeding or investigation pending, or threatened, against, by or affecting Sellers or the Assets.

               5.7 Consents and Assignments. To the knowledge of the Sellers, and except as previously disclosed to Buyer, all agreements, consents, approvals, licenses and assignments necessary for Sellers' consummation of the transactions contemplated by this Agreement, if any, have been obtained.

               5.8 No Brokers, etc. Neither the Sellers nor any party acting on their behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          6. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers that:

               6.1 Organization. Buyer is duly incorporated and organized, validly existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted.

               6.2 Authority.  The execution,  delivery and  performance of this
          Agreement  by Buyer  has been  duly  authorized  and  approved  by all necessary actions and neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict and result in a breach of or constitute a default under (a) Buyer's organizational documents, (b) any law or administrative regulation applicable to Buyer, or (c) any Instrument to which Buyer is bound, or give any party with rights under any such Instrument the right to terminate or change the right or obligations of Buyer under such Instrument. No authorization, approval or consent of or notice to or filing with, any governmental authority or any third party is or will be required for the execution, delivery or performance of this Agreement by Buyer and Buyer has full power and authority to perform all acts required to be done by Buyer under this Agreement. This Agreement constitutes, and any agreements or instruments to be delivered in connection herewith when duly executed and delivered will constitute, legal, valid and binding obligations of Buyer and will be enforceable against Buyer in accordance with their respective terms.

               6.3 No Brokers, etc. Neither Buyer nor any party acting on their behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          7. Additional Covenants.

               7.1 General Assistance. To facilitate the orderly transfer of the Assets and to enable Buyer to obtain the benefits of the goodwill associated therewith, the Sellers shall cooperate with and assist Buyer and use reasonable efforts in obtaining all necessary approvals and consents for the transactions contemplated hereby, and otherwise use reasonable efforts to transfer to Buyer all of the right, title and interest in the Assets and the exclusive rights to use such Assets. Furthermore, the Sellers agree to assist in the transition of all customers of the Sellers to Buyer including the preparation of letters, joint announcements and press releases, and personal communications with such customers and the participation of joint personal appearances, to the extent reasonable requested by Buyer.

               7.2 Confidentiality. Sellers shall hold in confidence, and shall use reasonable efforts to ensure that their respective employees and representatives hold in confidence, all information supplied to them concerning Buyer, the terms and provisions of this Agreement and the fact that negotiations regarding purchase and sale of the Assets between Buyer and the Sellers have occurred.

               7.3 Access to Information. After the Closing, the Sellers shall have access at reasonable times, upon reasonable notice and subject to reasonable requirements related to confidentiality, to the books, records and documents transferred to Buyer under this Agreement to the extent reasonably requested by the Sellers for their accounting, tax and legal purposes.

          8.  Indemnification.   The  indemnification  provisions  contained  in
     Section 5 of the Agreement and Plan of Merger dated as of March 1, 2000, by and among Sellers, USA Biomass Corporation, a Delaware corporation, AWT Acquisition Corp., a California corporation, AGI Acquisition Corp., a California corporation, American Waste Transport, Inc., a California corporation, and American Green Waste, Inc., a California corporation, shall govern any indemnification obligations arising from a breach of any representations or warranty contained in this Agreement.

          9. General Provisions.

          9.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (a)(i) personally delivered, (ii) delivered by certified mail, return receipt requested, postage prepaid, or
     (iii) transmitted by telex, telecopier or facsimile transmission with subsequent confirmation to the parties by mail (postage prepaid) and (b) delivered to the intended recipient as follows:

     If to Sellers:     Fred Alexander
                        1835 "A" South Center City Parkway, #418
                        Escondido, California 92025
                        Facsimile: (760) 746-7596

     If to Buyer:       USA Biomass Corporation
                        Attn: Michael J. Silva
                        7314 Scout Avenue
                        Bell Gardens, California
                        Facsimile No.: (562) 928-9932

     or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date when delivered if delivered personally, (ii) the date when received if delivered by certified mail, (iii) the date of transmission with confirmed answer back if transmitted by telex or (iv) the date when properly transmitted by telecopier or facsimile, whichever shall first occur.

          9.2 Entire Agreement; Amendment. This Agreement, the documents referred to herein, and the exhibits and schedules hereto, which by this reference are incorporated herein, contain the entire agreement between the parties hereto relating to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby superseded. No amendment, modification, waiver, discharge or change of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

          9.3 Governing Law.

          (a) This Agreement shall be governed by the laws of the State of California. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the County of Orange, California.

          (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the State of California, County of Orange, and/or the United States District Court for the Southern District of California, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any federal court sitting in the County of Orange. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          9.5 Further Assurances. Without further consideration, each of the parties hereto agrees to execute, acknowledge and deliver such other documents and take such further actions as may be necessary or advisable to carry out the purposes of this Agreement.

          9.6 Attorneys' Fees. In the event of any dispute between the parties hereto in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including, without limitation, court costs and reasonable attorneys' fees.

          9.7 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

          9.8 Survival of Covenants, Representations and Warranties. All covenants, representations and warranties set forth in this Agreement or any schedule, exhibit or other document delivered pursuant hereto shall survive (i) the Closing and (ii) any investigation by the party receiving the benefit of any such covenants, representations and warranties.

          10. Representation by Legal Counsel. Seller acknowledges that they have been represented by legal counsel in connection with this Agreement and have consulted with such legal counsel.

                               [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                 "BUYER"

                                 AFI Acquisition Corp., a California corporation



                                 By:____________________________________________
                                            Michael J. Silva, President



                                 "SELLERS"

                                 _______________________________________________
                                 Fred Alexander, an individual


                                 _______________________________________________
                                 Linda Alexander. an individual

                                    Exhibit A

                                  Bill of Sale

                                  BILL OF SALE



     FOR VALUE RECEIVED, Fred Alexander and Linda Alexander, each an individual (collectively, "Sellers") doing business as American Fiber, hereby sell, assign, transfer and convey to AFI Acquisition Corp., a California corporation ("Buyer"), all of Sellers' rights, title and interest in and to the Assets as defined in Section 1.1 of that certain Asset Purchase Agreement dated as of March ____ 2000 (the "Purchase Agreement") between Sellers and Buyer.

     This Bill of Sale is delivered pursuant to, and shall be governed by and construed in accordance with the terms of the Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full force and effect in accordance with the terms of the Purchase Agreement.

     IN WITNESS WHEREOF, Sellers have executed this Bill of Sale dated as of March ___, 2000.



                                 "SELLERS"

                                 _______________________________________________
                                 Fred Alexander, an individual


                                 _______________________________________________
                                 Linda Alexander. an individual


Acknowledged by Buyer:

AFI Acquisition Corp., a California corporation


By:  ________________________________
        Michael J. Silva, President

                                 Schedule 1.1(a)

                                 Tangible Assets


     See attachment hereto.

                                 Schedule 1.1(b)

                               Proprietary Rights


     None.

                                    EXHIBIT B

                      FORM OF EMPLOYMENT AGREEMENT BETWEEN
                             USBC AND FRED ALEXANDER

                         [FORM OF EMPLOYMENT AGREEMENT]



     THIS EMPLOYMENT  AGREEMENT  (this  "Agreement") is effective as of March 1,
2000,  by  and  between  USA  Biomass   Corporation,   a  Delaware   corporation
("Company"), and Fred Alexander, an individual ("Employee").


                                    RECITALS

     A. Company is engaged in the business of solid waste, transportation and disposal, and operating a Greenwaste business (the "Business") and has need for personnel with experience in said Business.

     B. Employee is experienced in the Business and in the operation of such Business.

     C. In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement") by and among Employee, Company, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of Company, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of Company, American Waste Transport, Inc., a California corporation ("AWT"), and American Green Waste, Inc., a California corporation ("AGI"), pursuant to which Company acquired all of the outstanding shares of the capital stock of AWT and AGI, Company desires to employ Employee upon the terms and conditions hereinafter set forth.

     D. Employee is willing to enter into this Agreement with respect to Employee's employment and services upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

     In consideration of the foregoing recitals and the premises herein contained, the parties agree as follows:

                                     I. TERM

     SECTION 1.01 Employment. Subject to the provisions of Section IV hereof, Company hereby employs Employee and Employee hereby accepts employment with Company for a period of five years beginning on the date hereof and terminating at the close of business on March 1,2005 (the "Employment Term").

                                   II. DUTIES

     SECTION 2.01 General Duties. Employee shall serve as Vice President of Company during the Employment Term. Employee, during the Employment Term, subject to the policies and directives of Fred Behrens and/or the Board of Directors of Company, shall be responsible for the green waste operations and business development.

     SECTION  2.02  Devotion of Time to  Company's  Business.  Unless  otherwise agreed to in advance and in writing by Company, during the Employment Term, Employee shall devote his best efforts, and all of his business time exclusively, to his employment with Company, and to perform such duties as are specified in Section 2.01 and such other duties consistent with Section 2.01 as shall be reasonably requested by Fred Behrens and/or the Board of Directors of Company. Employee shall not, during Employee's employment, unless otherwise agreed to in advance and in writing by Company, seek or accept other employment, become self-employed in any other capacity, or engage in any activities which are detrimental to the business of Company.

                         III. COMPENSATION AND BENEFITS

     SECTION 3.01 Base Salary. As compensation for his services hereunder, during the Employment Term, Employee shall receive an annual base salary of $120,000 payable in cash at the times and in the installments consistent with Company's payroll practices. Employee's salary shall be subject to annual review by the Company's Board of Directors or its Compensation Committee, but in no event shall Employee's salary be reduced below $120,000.

     SECTION 3.02 Vacation. During the Employment Term, Employee shall be entitled to four (4) weeks paid vacation each year.

     SECTION 3.03 Expenses. During the Employment Term, Employee shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expense incurred by Employee in performing Employee's services hereunder, provided that:

          (a) Each such expenditure is of a nature qualifying it as a proper business expenditure of Company and is approved by Company; and

          (b) Employee furnishes to Company adequate documentary evidence for the substantiation of such expenditures and Employee otherwise complies with Company policies with respect to expense reimbursement.

          (c) Employee will continue to have possession of and continue to use for business expenses, the same company credit cards currently being used by Employee in his operations of AWT and AGI. The Company shall pay all expense relating to Employee's use of these credit cards as long as such expenses are reasonably related to the operation of the Company's business.

     SECTION 3.04 Car Allowance. During the Employment Term, the Company will pay for all monthly payments, insurance payments, service and maintenance charges and fuel expenses relating to Employee's vehicle which is used by Employee to conduct Company business, consistent with Company policy.

     SECTION 3.05 Medical Insurance and Other Benefits. During the Employment Term. Employee will be eligible to participate in any such medical, dental and disability insurance plans, life insurance plans, retirement plans and other employee welfare and benefit plans or programs generally made available to Company's senior-level executives or its employees generally, as such plans and programs may be in effect from time to time. In addition, the Company will maintain life insurance for Employee in the amount of One Million Five Hundred Thousand Dollars for the Beneficiary designated by Employee. This insurance will be in addition to any additional "Key Man" insurance the Company may decide to obtain.

     SECTION 3.06 Stock Option. Concurrent with the execution of this Agreement, Company shall grant Employee a non-qualified stock option to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share pursuant to a separate stock option agreement. Employee's rights to exercise such stock options are governed by such stock option agreement

     SECTION 3.07 Incentive Program. Employee will also be entitled to receive additional compensation pursuant to an incentive program to be approved by the Company's Board of Directors or its Compensation Committee. The proposed incentive program will be that the Company will conduct a good faith review for each contract for new business in which Employee participates in generating to make the determination as to whether additional compensation should be awarded to Employee as part of this incentive program. The parties will use the following four factors in determining the additional consideration:

          1. Total Annual Dollar Generation

             -How Badly Needed
             -Target Market Reached
             -Overall Sales Impact

          2. Return on Investment

             -Profitability
             -Use of Existing Equipment
             -Other Benefits

          3.  New Business Utilization

              -Creates Backhauls
              -Fits Into Existing Business
              -Developed Routes

          4.  Market Share

              -Keep Competition Out
              -Strengthen Position in Area
              -Investment in Customer

A value will be assessed for each factor. The highest value to be assigned to each factor is five (5). The total value for all factors will be multiplied by
 .10. This number will be the percentage of the total annual revenue which Employee will be entitled to receive as part of this incentive program. (For example, if for a new contract with total annual revenue of $1,400,000 it is determined that each of the four factors has a value of 5, the total annual incentive annually given to Employee would be $28,000).

Compensation under this incentive program is determined by the reasonable judgment of the Company acting in good faith.

                                 IV. TERMINATION

     SECTION 4.01 Termination Other than for Cause, Death or Disability. Company may terminate Employee's employment under this Agreement, at any time, for any reason, other than or on account of Employee's death or disability pursuant to Sections 4.04 and 4.05 of this Agreement, without cause, upon written notice to Employee. If this Agreement is terminated by Company pursuant to this Section 4.01, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only (i) the portion of Employee's salary as set forth in Section 3.01 which has been earned up to the Date of Termination (as defined in Section 4.07 hereof), (ii) compensation for any accrued and unused vacation up to the Date of Termination, as determined in accordance with Company's then existing vacation policy, (iii) reimbursement, pursuant to Section 3.03, for reasonable business expenses incurred up to the Date of Termination, (iv) all additional compensation earned by Employee based on his performance up to the Date of Termination pursuant to any incentive program approved by the Company's Board of Directors or its Compensation Committee (collectively, the "Minimum Payments"), and (v) severance pay in an amount equal to Employee's base salary (as set forth in Section 3.01) that would have been payable to Employee over the balance of the Employment Term had this Agreement not been terminated early (the "Severance Period"), payable by Company during the Severance Period at the times and in the installments consistent with Company's payroll practices (the "Severance Payments"). Employee may terminate his Employment under this Agreement, at any time, for any reason, without cause, upon written notice to Company. Upon such termination by Employee, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments.

     SECTION 4.02 Termination for Cause. Company may terminate Employee's employment under this Agreement for "cause", due to any of the following acts or omissions:

          (a) Employee's failure to perform his duties in a manner reasonably consistent with the terms of this Agreement and the criteria established by Fred Behrens and/or Board of Directors of Company; provided, however, that termination pursuant to this paragraph (a) shall be preceded by sixty (60) days prior written notice providing a reasonable opportunity for Employee to correct his conduct, if the conduct in question can be corrected;

          (b) Conduct on the part of Employee which constitutes an intentional breach of any statutory or common law duty of loyalty to Company;

          (c) Any illegal act of Employee which materially and adversely affects the business of Company or any of its affiliates;

          (d) Intentional wrongful engagement by Employee in any competitive activity prohibited by the Noncompetition Agreement of even date herewith, entered into between Employee and Company, or employment in another business in a manner not permitted by Section 2.02; or

          (e) Reserved.

          (f) Employee's conviction of any felony or for any crime or offense causing harm to the Company or any of its affiliates or involving acts of theft, fraud, misappropriation of funds, embezzlement, moral turpitude or similar conduct;

          (g) Employee's willful or intentional misuse or diversion of Company funds, misappropriation of funds, embezzlement, or fraudulent or willful misrepresentations or omissions on any written reports submitted to the Company.

     If this  Agreement  is  terminated  by Company  for cause  pursuant to this
Section 4.02, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments.

     SECTION 4.03 Resignation for Good Reason. Employee may resign for "good reason" and thereby terminate his employment under this Agreement (but not his other obligations hereunder) if, without Employee's express consent, Company substantially reduces Employee's duties and responsibilities such that it results in a material adverse reduction in Employee's position, authority or responsibilities, and Company fails to cure such reduction in duties and responsibilities within sixty (60) days after written notice specifying the particular acts objected to and the specific cure requested is given to Company by Employee. If this Agreement is terminated by Employee for good reason pursuant to this Section 4.03, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments and the Severance Payments.

     SECTION  4.04   Termination  for  Death.   This  Agreement  and  Employee's
employment hereunder shall terminate automatically upon Employee's death. If this Agreement is terminated because of Employee's death pursuant to this
Section 4.04, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only (i) the Minimum Payments and (ii) any Severance Payments.

     SECTION 4.05 Termination for Disability. If Employee becomes disabled during Employee's employment hereunder, this Agreement and Employee's employment hereunder shall terminate on the date of determination by the Board of Directors of Company of such disability. As used herein, "disability" shall mean any condition that qualifies as a disability under Company's long-term disability plan as in effect on the date of determination or which renders Employee incapable of performing substantially all of Employee's managerial and Employee services hereunder for ninety (90) days or more in the aggregate during any one
(1) year period, and which at any time after such ninety (90) days Company's Board of Directors shall determine continues to render Employee incapable of performing Employee's managerial and Employee services hereunder. If this Agreement is terminated because of Employee's disability pursuant to this
Section 4.05. Company shall have no further obligation or liability to Employee under this

Agreement, except that Employee shall be entitled to receive only (i) the Minimum Payments, and (ii) the Severance Payments.

     SECTION 4.06 Notice of Termination. Any termination of Employee's employment by Company or by Employee (other than termination pursuant to Section
4.04 above) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the circumstances which provide a basis for termination of Employee's employment under the provisions so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than ninety (90) days after the giving of such notice).

     SECTION 4.07 Date of Termination. "Date of Termination" shall mean the date of death, the date of the determination of a disability, the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

     SECTION 4.08 [Reserved]

     SECTION 4.09 No Additional Payments. Except as otherwise provided in this Agreement, upon termination of Employee's employment hereunder, Employee shall not be entitled to any severance payments or severance benefits from Company. Should Employee accept severance benefits from the Company, Employee shall not be entitled to any payments by Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in Section IV hereof, except for any benefits which may be due to Employee in the normal course under any employee benefit plan or program of Company which provides for benefits after termination of employment. Employee's right to receive payments or benefits under this Agreement upon termination of employment will cease if Employee breaches any provision of Section V below. Receipt and acceptance of amounts paid to Employee followed by placement of such amounts in a segregated account, with prompt notice to the Company that Employee is not accepting the payment for purposes of this Section 4.09, shall not constitute acceptance of payment for purposes of this Section 4.09.

                            V. RESTRICTIVE COVENANTS

     SECTION 5.01 Confidential and Proprietary Information. As an employee of Company, Employee shall have access to certain Confidential and Proprietary Information (as defined below) concerning Company and its Affiliates (as defined below). Employee agrees that he will not, either directly or indirectly, disclose to any person or use any of the Confidential and Proprietary Information in any way during the Employment Term (except as required in the course of the performance of his duties to Company) or after the expiration of the Employment Term.

     For purposes of this Agreement, "Confidential and Proprietary Information" means any of the following information relating to the business of Company that is not generally known to competitors, suppliers and customers of Company: (i) any business or technical information, design, process, procedure, formula, improvement, or any portion or phase thereof, that is owned by or has, at the time of determination, been used by Company; (ii) any information related to the development of products and production processes; (iii) any information concerning proposed new processes;
(iv) any information concerning customer lists and other customer information, vendor lists and information, price data, cost data, profit plans, capital plans and proposed or existing marketing techniques or plans; and (v) any other information which would constitute a "Trade Secret" under the Uniform Trade Secrets Act as in force and effect in the State of California.

     For purposes of this Agreement, "Affiliate" means any corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with the person with respect to which the term "Affiliate" is used. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof "Control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (y) the power to direct the management and policies of the noncorporate entity.

     SECTION 5.02 Inventions and Improvements. Employee agrees that he will assign to Company, without further consideration, the exclusive rights and title to all inventions, discoveries, ideas, improvements, and other intellectual property made or acquired by Employee during the Employment Term, whether alone or jointly with others. Employee further agrees to execute any and all documents that are required in order to transfer or assign such property rights to Company.

     SECTION 5.03 [Reserved]

                                VI. MISCELLANEOUS

     SECTION 6.01 Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail, or by overnight mail courier service. Notices shall be addressed to the parties at the addresses set forth below:

To Employee:        Fred  Alexander
                    1835 "A" South Center City Parkway, #418
                    Escondido, California 92025
                    Facsimile: (760) 746-7596

To Company:
                     USA Biomass Corporation
                     Attention:    Michael J. Silva
                     7314 Scout Avenue
                     Bell Gardens, California 90201
                     Facsimile: (562) 928-9932

     Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier or facsimile or by overnight mail courier service shall be deemed delivered when actually received. Any party may change its address for notices by a notice in accordance with this section.

     Section 6.02 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever; provided, however, that the foregoing shall not apply to the provisions of the Merger Agreement, the Non-Competition Agreement executed in connection herewith, and any other ancillary documents executed in connection with the transactions arising therefrom (collectively, the "Transaction Documents"). Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein or in the Transaction Documents, and that no other prior agreement, statement or promise not contained in this Agreement or in the Transaction Documents shall be valid and binding. A modification of this Agreement by means of a statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

     Section 6.03 Partial Invalidity. If any provision of this Agreement, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in this Agreement), is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

     Section 6.04 Law Governing Agreement. To the extent not inconsistent with the arbitration provisions herein, this Agreement shall be governed by and construed in accordance with the law of the State of California. The parties hereto consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising our of or relating to this Agreement.

     Section 6.05 Arbitration. Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure ss.1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this Section
6.05 shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.

     Section 6.06 Representation by Counsel. Employee acknowledges that he has been represented by legal counsel in connection with this Agreement and has consulted with such legal counsel.

     Section 6.07 Successors and Assigns. The rights and obligations of Company and Employee under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. The rights and obligations of Employee under this Agreement may not be assigned by Employee.

     Section 6.08 Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

     Section 6.09 Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     SECTION 6.10 Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. Company and Employee shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of Company. Any attempt to do so without such consent shall be null and void.


                            (Signature page follows)

                                   EXHIBIT C

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                          "Company"

                                          USA BIOMASS CORPORATION



                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          "Employee"



                                          ______________________________________
                                          FRED ALEXANDER

                                   EXHIBIT C

                                    EXHIBIT C

                    FORM OF NONCOMPETITION AGREEMENT BETWEEN
                             FRED ALEXANDER AND USBC

                       [FORM OF NON-COMPETITION AGREEMENT]


     THIS NON-COMPETITION AGREEMENT (this "Agreement") is effective as of March 1, 2000, by and between USA Biomass Corporation, a Delaware corporation ("USA Biomass"), and Fred Alexander, an individual ("Alexander").

                                    RECITALS:

     A. USA Biomass has entered into an Agreement and Plan of Merger effective as of March 1, 2000 (the "Merger Agreement") with Alexander, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of USA Biomass, American Waste Transport, Inc., a California corporation ("AWT"), and American Green Waste, Inc., a California corporation (`AGI"), pursuant to which USA Biomass will acquire all of the outstanding shares of the capital stock of AWT and AGI.

     B. AFI Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass ("AFI"), has entered into an Asset Purchase Agreement of even date herewith (the "Asset Agreement") with Alexander, pursuant to which AFI will acquire substantially all of the assets of the business previously conducted under the name of American Fibers (the "Fibers Business"). The Fibers Business, AGI and AWT are sometimes collectively referred to herein as the "Acquired Companies." The Merger Agreement and the Asset Agreement are referred to herein collectively as the "Purchase Agreements.

     C. Alexander is the sole owner of the Acquired Companies.

     D.  As  a  condition  to  USA  Biomass'   obligations  under  the  Purchase
Agreements, Alexander has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the consummation of the transactions contemplated in the Purchase Agreements and the mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Covenant Not-to-Compete.

          (a) General Covenant. During the Restricted Period (as defined below), Alexander agrees that he shall not, within the United States, including, without limitation, with respect to the State of California, each of the counties listed on Exhibit "A" to this Agreement (collectively, the "Territory"), engage or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, agent, security holder, creditor, or consultant for any other person or entity, in the conduct or operation of, any business engaged in the trash transportation, disposal or conversion business, or any other related businesses or services, which would be similar to or competitive with (i) the businesses presently conducted by USA Biomass or any of its Affiliates (as defined below), (ii) the businesses presently conducted by the Acquired Companies or any of their Affiliates or (iii) the businesses conducted by USA Biomass or any of its Affiliates on the date of Alexander's termination of employment under the Employment Agreement of even date herewith (the "Employment Agreement") between USA Biomass and Shareholder (collectively, the "Business"). For purposes of this Agreement, the term "Restricted Period" shall mean the period during which USA Biomass is actually paying Alexander full compensation under the Employment Agreement. If USA Biomass is not obligated to pay Alexander compensation under the Employment Agreement, USA Biomass may, at its election, continue to pay Alexander full compensation thereunder and keep the Restricted Period in force for a period up to five (5) year from the date hereof, provided, however, that the Restricted Period shall continue for five years from the date hereof even if full compensation is not paid to Alexander if Alexander's termination of employment under the Employment Agreement involves the conviction for a crime constituting a felony and substantially involving the Company. No claim of breach or setoff shall act to extend the Restricted Period pursuant to the provisions of this paragraph.

          (b) Conduct of Business. Shareholder acknowledges and agrees that USA Biomass together with the Acquired Companies (collectively, the "Company") is purchasing all of the outstanding capital stock of AWT and AGI, and substantially all of the assets of AFI, including the goodwill associated therewith, for the purpose of engaging in the Business and benefitting from the Acquired Companies' goodwill and reputation. For purposes of this Agreement, "Affiliate" means any corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with the person with respect to which the term
     "Affiliate" is used. For purposes of this Agreement, "person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof

          (c) Interpretation. The covenants contained in this Section 1 shall be construed to be a series of separate covenants, one for each geographical location specified. Except for geographical coverage, each such separate covenant shall be deemed identical to the terms contained herein. If a court of competent jurisdiction deems any term, provision or geographical location of any covenant or provision contained this Agreement to be invalid, illegal or unenforceable for any reason, the court may reduce or eliminate such term, provision or geographical location to conform to applicable law so as to be valid and enforceable, or, if it cannot be so reduced or eliminated without materially altering the intention of the parties, the invalidity or unenforceability of such term or provision shall in no way affect (to the maximum extent permissible by law) the validity or enforcebility of any other term, provision or geographical location of this Agreement, or the validity or enforceability of the remaining separate covenants.

          (d) Limitation. Nothing in this Section 1 shall prevent Alexander from holding or acquiring common stock in any company which is publicly traded on any nationally recognized stock exchange or on the National Market System of The Nasdaq Stock Market, provided that such holdings are less than five percent (5%) of the outstanding capital stock of such publicly-traded company.

     2. Agreement Not to Solicit. To ensure the protection of the trade secrets of the Company and to preserve the goodwill of the Company for the benefit of the Company, Alexander agrees to not, and will cause each of his Affiliates to not, at any time during his employment with the Company and for six (6) months after the termination of his employment with the Company:

               (i) Attempt in any manner to persuade any customer of the Company to cease to do business or to reduce the amount of business which such customer has customarily done or contemplates doing with the Company; or

               (ii) Solicit for employment or employ any person who is an employee of the Company.

     3. Consideration; Reasonable Scope. Alexander acknowledges and agrees that the transactions contemplated by the Purchase Agreements constitute good, valid and binding consideration for Alexander's obligations and covenants contained in this Agreement.

     4. Miscellaneous.

          (a) Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail, or by overnight mail courier service. Notices shall be addressed to the parties at the addresses set forth below:

     To Alexander:            Fred Alexander
                              1835 "A" South Center City Parkway, #418
                              Escondido, California 92025
                              Facsimile: (760) 746-7596

     To the Company:          USA Biomass Corporation
                              Attention: Michael J. Silva
                              7314 Scout Avenue

                                     Bell Gardens, California 90201
                                     Facsimile:    (562) 928-9932

          Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier or facsimile or overnight mail courier service shall be deemed delivered when actually received. Any party may change its address for notices by a notice in accordance with this section.

          (b) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the matters set forth herein; provided, however, that the foregoing shall not apply to the provisions of the Purchase Agreements and the Employment Agreement executed in connection herewith, and any other ancillary documents executed in connection with the transactions arising therefrom (collectively, the "Transaction Documents"). Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein or in the Transaction Documents, and that no other prior agreement, statement or promise not contained in this Agreement or in the Transaction Documents shall be valid and binding. A modification of this Agreement by means of a statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (c) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the law of the State of California.

          (d) Venue. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto, except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses of the parties set forth herein, shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.

          (e) Successors and Assigns. The rights and obligations of USA Biomass and Alexander under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of USA Biomass. The rights and obligations of Alexander under this Agreement may not be assigned by Alexander.

          (f) Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

          (g) Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (h) Attorneys' Fees and Costs. If any action in law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

          (i) Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. USA Biomass and Alexander shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of USA Biomass. Any attempt to do so without such consent shall be null and void.

          (j) Not an Employment Agreement. This Agreement is not an employment contract and nothing in this Agreement confers on Alexander any right with respect to the continuation of any employment such persons may have with USA Biomass.

          (k) Arbitration. Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure ss. 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this section shall be the exclusive means of resolving any and all

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

                           "USA Biomass"

                           USA BIOMASS CORPORATION, a Delaware corporation

                           By:
                              --------------------------------------
                           Name:
                                ------------------------------------
                           Title:
                                 -----------------------------------

                           "Shareholder"

                           FRED ALEXANDER

                           -----------------------------------------
                           Fred Alexander, an individual

                                   EXHIBIT "A"

                               California Counties
                               -------------------

Alameda                       Marin                         San Mateo
Alpine                        Mariposa                      Santa Barbara
Amador                        Mendocino                     Santa Clara
Butte                         Merced                        Santa Cruz
Calaveras                     Modoc                         Shasta
Colusa                        Mono                          Sierra
Contra Costa                  Monterey                      Siskiyou
Del Norte                     Napa                          Solano
El Dorado                     Nevada                        Sonoma
Fresno                        Orange                        Stanislaus
Glenn                         Placer                        Sutter
Humboldt                      Plumas                        Tehama
Imperial                      Riverside                     Trinity
Inyo                          Sacramento                    Tulare
Kern                          San Benito                    Tuolumne
Kings                         San Bernardino                Ventura
Lake                          San Diego                     Yolo
Lassen                        San Francisco                 Yuba
Los Angeles                   San Joaquin
Madera                        San Luis Obisqo

                          [FORM OF AGREEMENT OF MERGER]



     This Agreement of Merger (this "Agreement") is entered into as of _______,2000. between AGI Acquisition Corp., a California corporation ("Merging Corporation") which is a wholly owned subsidiary of USA Biomass Corporation, a Delaware corporation. and which has an office at 7314 Scout Avenue, Bell
Gardens, California 90201, and American Green Waste, Inc., a California corporation (the "Surviving Corporation"; the Merging Corporation and Surviving Corporation sometimes hereinafter are referred to as the "Constituent Corporations").

     The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined below): (i) Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") and the separate existence of Merging Corporation shall cease and Surviving Corporation shall continue as the surviving corporation in the Merger; (ii) the Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of Surviving Corporation; (iii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Bylaws of Surviving Corporation; and (iv) the officers and directors of Merging Corporation immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by the California General Corporation Law ("CGCL").

     Effect of the Merger on Capital Stock and Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, each share of the capital stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive 250 shares of the common stock of USA Biomass Corporation and $162.50, and each share of the capital stock of Merging Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into one share of the capital stock of Surviving Corporation.

     Effective Time of the Merger. The Merger shall become effective upon the filing of the Officers' Certificates and a copy of this Agreement with the Secretary of State of California (the "Effective Time").

     Other Agreements. The parties to this Agreement are parties to the Agreement and Plan of Merger of even date herewith, entered into between, among others, the parties hereto, which agreement is intended to be construed together with this Agreement in order to effectuate their purposes.


                         [SIGNATURES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of _________, 2000.

                                        "Surviving Corporation"

                                        AMERICAN GREEN WASTE, INC., a
                                        California corporation


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                        "Merging Corporation"

                                        AGI ACQUISITION CORP., a California
                                        corporation

                                        By:
                                           -------------------------------------
                                           Michael J. Silva, President

                                        By:
                                           -------------------------------------
                                           Michael J. Silva, Secretary

                       [FORM OF CERTIFICATE OF OFFICERS]

     The undersigned, Michael J. Silva, certifies that:

     1.   He is the  President  an  Secretary  of  AGI  Acquisition  Corp.  (the
          "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Company will be merged with and into American Green Waste, Inc., a California Company.

     3. The Agreement of Merger has been duly approved by the Board of Director of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Section 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 2,000, all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares with the Company.

     5. No vote of Shareholders of USA Biomass, Inc., a Delaware corporation and the parent corporation of the company, was required.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

                                             -----------------------------------
                                             Michael J. Silva
                                             President and Secretary

                       [FORM OF CERTIFICATE OF OFFICERS]

     The undersigned, Fred Alexander and Linda Alexander, certifies that:

     1. We are the President an Secretary, respectively, of American Green Waste, Inc. (the "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Merging Corporation will be merged with and into the Company and the Company shall be surviving corporation in the merger.

     3. The Agreement of Merger has been duly approved by the Board of Director of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Section 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 2,000, all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares with the Company.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

                                             -----------------------------------
                                             Fred Alexander
                                             President

                                             -----------------------------------
                                             Linda Alexander
                                             Secretary

                                    EXHIBIT E

                            FORM OF ESCROW AGREEMENT

                           [FORM OF ESCROW AGREEMENT]


     This Escrow Agreement (the "Agreement") is made and entered into as of March 1, 2000 by and among USA Biomass, a California corporation ("USA Biomass"), Chicago Title Company (the "Escrow Holder"), Linda Alexander, and Fred Alexander (collectively the "Shareholder"), the selling shareholder of American Waste Transport, Inc., a California corporation ("AWT"), and American Green Waste, Inc., a California corporation ("AGI" and together with AWT, the "Target Companies").

                                    RECITALS

     Pursuant to that certain Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement"), by and among the Shareholder, USA Biomass, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of USA Biomass, AWT and AGI, USA Biomass shall issue to Shareholder One Million (1,000,000) shares of the common stock of USA Biomass (the "Common Stock");

     Pursuant to Section 2.01(b) of the Merger Agreement, the parties have agreed that the One Million (1,000,000) shares of Common Stock shall be held in escrow pursuant to the terms of this Agreement until the completion and certification of the financial audit of the Target Companies' financial statements for the years ended December 31, 1998, and December 31, 1999 (the "Audit").

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each party, it is agreed as follows:


1.   ESCROW DEPOSIT

     1.1 Simultaneously with the execution and delivery of this Agreement, the Shareholder is delivering to the Escrow Holder a stock certificate, or certificates (or documentation representing such), registered in the name of the Shareholder representing his beneficial ownership of One Million (1,000,000) shares of Common Stock. The Escrow Holder hereby acknowledges receipt of such certificates.

     1.2 As used herein, the term "Escrow Deposit" means (a) the aggregate shares being delivered to the Escrow Holder as described in Section 1.1 hereof and (b) all distributions received by the Escrow Holder pursuant to Section 1.3 hereof.

     1.3 The Shareholder hereby authorizes delivery directly to the Escrow Holder (and agrees that he will deliver to the Escrow Holder if he shall first receive the same) to be held as part of the Escrow Deposit hereunder, all non-cash dividends in the form of stock or other securities and other distributions on or with respect to the Common Stock held in the Escrow Deposit. All cash dividends made on account of the Common Stock held in the Escrow Deposit shall be paid to the Shareholder.

2.   DELIVERY OF ESCROW DEPOSIT BY THE ESCROW HOLDER

     The Escrow Holder shall hold the Escrow Deposit in escrow until it has received written notice from the Company that the Audits have been completed and authorizing the Escrow Holder to release the Escrow Deposit. Upon receiving such written notice, the Escrow Holder shall deliver to the Shareholder, free and clear of any interest of USA Biomass therein, all of the Escrow Deposit then held by the Escrow Holder.

3.   SETTLEMENT OF DISPUTES

     3.1 To the extent not subject to any arbitration provision herein, the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth herein shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of California, County of Orange and/or the United States District Court for the Central District of California (Southern Division), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

     3.2 Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the

American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure Section 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this Section 3.2 shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.

     3.3 It is the intent of the parties to this Agreement that all disputes under this Agreement shall be resolved, to the extent possible, in connection with a single arbitration or judicial proceeding,

4.   CONCERNING THE ESCROW HOLDER

     4.1 USA Biomass and the Shareholder shall each pay the Escrow Holder one-half of its fees for its services hereunder and one-half of all out-of-pocket costs and expenses of the escrow, including postage, telephone, courier charges, share certificate transfer fees, wire transfer fees, and all similar expenses relating to all aspects of the escrow.

     4.2 The Escrow Holder may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to USA Biomass and the Shareholder specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of USA Biomass and the Shareholder, such successor escrow agent to become the Escrow Holder hereunder upon the resignation date specified in such notice. If USA Biomass and the Shareholder are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Holder may, at the expense of USA Biomass and the Shareholder, petition a court of competent jurisdiction for the appointment of a successor. The Escrow Holder shall continue to serve until its successor accepts the escrow and receives the Escrow Deposit or until the Escrow Deposit is deposited with a court. USA Biomass and the Shareholder may agree at any time to replace the Escrow Holder with a new escrow agent by giving notice thereof to the Escrow Holder then acting.

     4.3 The Escrow Holder undertakes to perform only such duties as are specifically set forth herein. The Escrow Holder shall have no responsibility to read, understand or comply with the Merger Agreement. The Escrow Holder, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind, unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be protected in doing so, upon (a) any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (b) the advice of counsel (which may be of the Escrow Holder's own choosing). The Escrow Holder shall have no responsibility for the contents of any writing submitted to it hereunder and shall be entitled in good faith to rely without any liability upon the contents thereof.

     4.4 USA Biomass and the Shareholder and their respective heirs, assignees and representatives hereby agree to indemnify and hold harmless the Escrow Holder from any and all claims, demands, debts, duties, obligations, acts, costs, expenses, sums of money, suits, dues, actions and/or causes of action of any kind or nature whatsoever which shall for any reason whatsoever be made by any person, entity or organization, as a result of or in any way connected with the Escrow Holder's performance under the terms of this Agreement to the extent that they do not result from the willful misconduct of the Escrow Holder. This right of indemnification shall survive the termination of this Agreement, and the resignation or removal of the Escrow Holder. The costs and expenses of enforcing this right of indemnification shall also be split between USA Biomass and the Shareholder.

     4.5 If the Escrow Holder is named in any lawsuit or arbitration for any reason in connection with this Agreement or the Escrow Deposit, then the Escrow Holder is hereby authorized to deposit with the clerk of the court or arbitration tribunal in which such proceeding is pending any or all of the Escrow Deposit held by the Escrow Holder pursuant hereto, or to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court or arbitration tribunal any or all of the Escrow Deposit that is the subject of such proceeding. Upon its depositing such Escrow Deposit as aforesaid, the Escrow Holder shall be fully released and discharged of any duties or liabilities with respect to such Escrow Deposit so deposited [except to the extent such liabilities arose from the willful misconduct of the Escrow Holder].

5.   MISCELLANEOUS

     5.1 This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

     5.2 This Agreement contains the entire understanding of the parties with respect to its subject matter and may be amended only by a written instrument duly executed by all the parties hereto.

     5.3 All notices, claims, requests, demands, and other communications hereunder ("notices") shall be in writing and shall be deemed to have been given if personally delivered or if sent by telecopy or facsimile or mailed by overnight, commercial air courier service or by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

          If to USA Biomass:

               USA Biomass Corporation
               Attn:  Michael J. Silva
               7314 Scout Avenue
               Bell Gardens, California 90201
               Fax: (562) 928-9932

          If to the Shareholder:

               Fred Alexander
               1835 "A" South Center City Parkway, #418
               Escondido, California 92025
               Fax:   (760) 746-7596

          If to Escrow Holder:

               Chicago Title Company
               Attention:   Escrow Division
               16969 Von Karman Avenue, Suite 200
               Irvine, California 92606
               Fax:  (949) 752-8043

     Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above. Notice will conclusively be deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by an overnight, commercial air courier service or on the fifth day after being sent by first class, registered or certified mail, or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's telecopy or facsimile machine.

     5.4 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its conflict of laws principles.

     5.5  This  Agreement  may  be  executed   simultaneously  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.6 This Agreement shall remain in full force and effect until the Escrow Holder has delivered all the Escrow Deposit in its possession in accordance with the terms hereof.

     5.7 Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     5.8 Shareholder acknowledges that he has been represented by legal counsel in connection with this Agreement and has consulted with such legal counsel.


                            [Signature page follows]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of USA Biomass and the Escrow Holder, and by the Shareholder, as of the date above written.



                                        "USA BIOMASS"

                                             USA Biomass Corporation


                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------


                                        "SHAREHOLDER"


                                             By:
                                                --------------------------------
                                                Fred Alexander


                                             By:
                                                --------------------------------
                                                Linda Alexander


                                        "ESCROW HOLDER"

                                             CHICAGO TITLE COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------

                            USA BIOMASS CORPORATION
                               7314 Scout Avenue
                         Bell Gardens, California 90201

                                 March 1, 2000

Mr. Fred Alexander
1835 "A" South Center City Parkway, #418
Escondido, California 92025

     Re: Delivery of Shares

Dear Fred:

     This letter will confirm our understanding concerning the 1,000,000 shares of USA Biomass Corporation ("USBC") to be delivered to you (and then to Chicago Title Corporation (the "Escrow Agent")) pursuant to the Agreement and Plan of Merger dated as of March 1, 2000, among you, USA Biomass Corporation, AWT Acquisition Corp., AGI Acquisition Corp., American Waste Transport, Inc., and American Green Waste, Inc. We agree that USBC will pursue the necessary procedures with the transfer agent to cause the Shares to be (i) issued in your name and (ii) delivered to the Escrow Agent, as soon as is reasonably possible.


                                                  Sincerely,

                                                  /s/ Fred Beherns
                                                  ------------------------------
                                                  Fred Beherns
                                                  President

                              STATE OF CALIFORNIA

                               [GRAPHIC OMITTED]

                               SECRETARY OF STATE


     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of [ILLEGIBLE] page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.


[SEAL] IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

                    ------------------------------
                    /s/ Bill Jones
                    Secretary of State

                                                           ENDORSED FILED
                                                          In the office of
                                                       the Secretary of State
                                                    of the State of California
                                                            MAR 17 2000
                                                  BILL JONES, Secretary of State


                              AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is entered into as of March 1, 2000, between AWT Acquisition Corp., a California corporation ("Merging Corporation") which is a wholly owned subsidiary of USA Biomass Corporation, a Delaware corporation, and which has an office at 7314 Scout Avenue, Bell Gardens, California 90201, and American Waste Transport, Inc., a California corporation (the "Surviving Corporation"; the Merging Corporation and Surviving Corporation sometimes hereinafter are referred to as the "Constituent Corporations").

     The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined below): (i) Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") and the separate existence of Merging Corporation shall cease and Surviving Corporation shall continue as the surviving corporation in the Merger; (ii) the Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of Surviving Corporation; (iii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Bylaws of Surviving Corporation; and (iv) the officers and directors of Merging Corporation immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by the California General Corporation Law ("CGCL").

     Effect of the Merger on Capital Stock and Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, each share of the capital stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive 500 shares of the common stock of USA Biomass Corporation and $325, and, each share of the capital stock of Merging Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into one share of the capital stock of Surviving Corporation.

     Effective Time of the Merger. The Merger shall become effective upon the filing of the Officers' Certificates and a copy of this Agreement with the Secretary of State of California (the "Effective Time").

     Other Agreements. The parties to this Agreement are parties to the Agreement and Plan of Merger of even date herewith, entered into between, among others, the parties hereto, which agreement is intended to be construed together with this Agreement in order to effectuate their purposes.


                         [SIGNATURES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the First day of March, 2000.


                                        "Surviving Corporation"

                                        AMERICAN WASTE TRANSPORT, INC.,
                                        a California corporation


                                        By:     /s/ FRED ALEXANDER
                                           -------------------------------------
                                           Name:    Fred Alexander
                                                --------------------------------
                                           Title:   [ILLEGIBLE]
                                                 -------------------------------

                                        By:     /s/ LINDA ALEXANDER
                                           -------------------------------------
                                           Name:    Linda Alexander
                                                --------------------------------
                                           Title:   Secre/Treasurer
                                                 -------------------------------


                                        "Merging Corporation"

                                        AWT ACQUISITION CORP., a California
                                        corporation

                                        By:     /s/ MICHAEL J. SILVA
                                           -------------------------------------
                                           Michael J. Silva, President


                                        By:     /s/ MICHAEL J. SILVA
                                           -------------------------------------
                                           Michael J. Silva, Secretary

                           CERTIFICATE OF OFFICERS OF
                         AMERICAN WASTE TRANSPORT, INC.



     The undersigned, Fred Alexander and Linda Alexander, certify that:

     1. They are the President and Secretary, respectively, of American Waste Transport, Inc. (the "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which AWT Acquisition Corporation will be merged with and into the Company and the Company shall be the surviving corporation in the merger.

     3. The Agreement of Merger has been duly approved by the Board of Directors of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Sections 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 1,000 all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares of the Company.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



                                    /s/ FRED ALEXANDER
                                    --------------------------------------------
                                    Fred Alexander
                                    President


                                    /s/ LINDA ALEXANDER
                                    --------------------------------------------
                                    Linda Alexander
                                    Secretary

                           CERTIFICATE OF OFFICERS OF
                              AWT ACQUISITION CORP.


     The undersigned, Michael J. Silva, certifies that:

     1. He is the President, Secretary and Chief Financial Officer of AWT Acquisition Corporation (the "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Company will be merged with and into American Waste Transport, Inc.

     3. The Agreement of Merger has been duly approved by the Board of Directors of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Sections 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 1,000 all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares of the Company.

     5.   No vote of the parent was required.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


                                                /s/ Michael J. Silva
                                                --------------------------------
                                                Michael J. Silva
                                                President and Secretary and
                                                  Chief Financial Officer

================================================================================

                              STATE OF CALIFORNIA
                                     [SEAL]

                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 5 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

[SEAL] IN WITNESS WHEREOF I execute this certificate and affix the Great Seal of the State of California this day of


                    -----------------------------------
                    /S/ BILL JONES
                    Secretary of State

================================================================================

                                                          ENDORSED - FILED
                                         in the office of the Secretary at State
                                                      of the State of California

                                                             MAR 17 2000

                                                  BILL JONES, Secretary of State


                               AGREEMENT OF MERGER

     This Agreement of Merger (this "Agreement") is entered into as of March 1, 2000, between AGI Acquisition Corp., a California corporation ("Merging Corporation") which is a wholly owned subsidiary of USA Biomass Corporation, a Delaware corporation, and which has an office at 7314 Scout Avenue, Bell
Gardens, California 90201, and American Green Waste, Inc., a California corporation (the "Surviving Corporation"; the Merging Corporation and Surviving Corporation sometimes hereinafter are referred to as the "Constituent Corporations").

     The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined below): (i) Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") and the separate existence of Merging Corporation shall cease and Surviving Corporation shall continue as the surviving corporation in the Merger; (ii) the Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of Surviving Corporation; (iii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Bylaws of Surviving Corporation; and (iv) the officers and directors of Merging Corporation immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by the California General Corporation Law ("CGCL").

     Effect of the Merger on Capital Stock and Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, each share of the capital stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive 250 shares of the common stock of USA Biomass Corporation and $162.50, and each share of the capital stock of Merging Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into one share of the capital stock of Surviving Corporation.

     Effective Time of the Merger. The Merger shall become effective upon the filing of the Officers' Certificates and a copy of this Agreement with the Secretary of State of California (the "Effective Time").

     Other Agreements. The parties to this Agreement are parties to the Agreement and Plan of Merger of even date herewith, entered into between, among others, the parties hereto, which agreement is intended to be construed together with this Agreement in order to effectuate their purposes.


                         [SIGNATURES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of March, 2000.


                             "Surviving Corporation"

                             AMERICAN GREEN WASTE, INC., a
                             California corporation



                             By: /s/ FRED ALEXANDER
                                 ---------------------------
                                 Name:  Fred Alexander
                                 Title: Pres

                             By: /s/ LINDA ALEXANDER
                                ----------------------------
                                 Name:  Linda Alexander
                                 Title: Secretary/Treasurer

                             "Merging Corporation"

                             AGI ACQUISITION CORP., a California
                             corporation


                             By:
                                 ---------------------------
                                 Michael J. Silva, President

                             By:
                                 ---------------------------
                                 Michael J. Silva, Secretary

                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of March, 2000.


                             "Surviving Corporation"

                             AMERICAN GREEN WASTE, INC., a
                             California corporation



                             By:
                                 -----------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------

                             By:
                                 -----------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------

                             "Merging Corporation"

                             AGI ACQUISITION CORP., a California
                             corporation


                             By: /s/ MICHAEL J. SILVA
                                 -----------------------------------------------
                                 Michael J. Silva, President

                             By: /s/ MICHAEL J. SILVA
                                 -----------------------------------------------
                                 Michael J. Silva, Secretary

                           CERTIFICATE OF OFFICERS OF
                              AGI ACQUISITION CORP.

     The undersigned, Michael J. Silva, certifies that:

     1.   He is the  President  an  Secretary  of  AGI  Acquisition  Corp.  (the
          "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Company will be merged with and into American Green Waste, Inc., a California corporation.

     3. The Agreement of Merger has been duly approved by the Board of Directors of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Sections 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 2,000, all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares of the Company.

     5. No vote of Shareholders of USA Biomass, Inc., a Delaware corporation and the parent corporation of the Company, was required.

     I further declare under penalty of PERJURY under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.


                                        /s/ MICHAEL J. SILVA
                                        ----------------------------------------
                                        Michael J. Silva
                                        President and Secretary

                           CERTIFICATE OF OFFICERS OF
                           AMERICAN GREEN WASTE, INC.


     The undersigned, Fred Alexander and Linda Alexander, certify that:

     1. We are the President and Secretary, respectively, of American Green Waste, Inc. (The "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Merging Corporation will be merged with and into the Company and the Company shall be the surviving corporation in the merger.

     3. The Agreement of Merger has been duly approved by the Board of Directors of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Sections 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 2,000, all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares of the Company.

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


                                        /s/ FRED ALEXANDER
                                        ----------------------------------------
                                        Fred Alexander
                                        President


                                        /s/ LINDA ALEXANDER
                                        ----------------------------------------
                                        Linda Alexander
                                        Secretary

                                                                          [SEAL]

                               AGREEMENT OF MERGER


     This Agreement of Merger (this "Agreement") is entered into as of March 1, 2000, between AGI Acquisition Corp., a California corporation ("Merging Corporation") which is a wholly owned subsidiary of USA Biomass Corporation, a Delaware corporation, and which has an office at 7314 Scout Avenue, Bell
Gardens, California 90201, and American Green Waste, Inc., a California corporation (the "Surviving Corporation"; the Merging Corporation and Surviving Corporation sometimes hereinafter are referred to as the "Constituent Corporations").

     The Merger. Subject to the terms and conditions hereof, at the Effective Time (as defined below): (i) Merging Corporation shall be merged with and into Surviving Corporation (the "Merger") and the separate existence of Merging Corporation shall cease and Surviving Corporation shall continue as the surviving corporation in the Merger; (ii) the Articles of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Articles of Incorporation of Surviving Corporation; (iii) the Bylaws of Surviving Corporation as in effect immediately prior to the Effective Time shall remain the Bylaws of Surviving Corporation; and (iv) the officers and directors of Merging Corporation immediately prior to the Effective Time shall become the officers and directors of Surviving Corporation. From and after the Effective Time, the Merger will have all the effects provided by the California General Corporation Law ("CGCL").

     Effect of the Merger on Capital Stock and Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Constituent Corporations, each share of the capital stock of Surviving Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into the right to receive 250 shares of the common stock of USA Biomass Corporation and $162.50, and each share of the capital stock of Merging Corporation issued and outstanding immediately prior to the Effective Time, shall be converted into one share of the capital stock of Surviving Corporation.

     Effective Time of the Merger. The Merger shall become effective upon the filing of the Officers' Certificates and a copy of this Agreement with the Secretary of State of California (the "Effective Time").

     Other Agreements. The parties to this Agreement are parties to the Agreement and Plan of Merger of even date herewith, entered into between, among others, the parties hereto, which agreement is intended to be construed together with this Agreement in order to effectuate their purposes.


                         [SIGNATURES ON FOLLOWING PAGE]

                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 1st day of March, 2000.

                             "Surviving Corporation"

                             AMERICAN GREEN WASTE, INC., a
                             California corporation



                             By:
                                 -----------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------

                             By:
                                 -----------------------------------------------
                                 Name:
                                       -----------------------------------------
                                 Title:
                                       -----------------------------------------

                             "Merging Corporation"

                             AGI ACQUISITION CORP., a California
                             corporation


                             By: /s/ MICHAEL J. SILVA
                                 -----------------------------------------------
                                 Michael J. Silva, President

                             By: /s/ MICHAEL J. SILVA
                                 -----------------------------------------------
                                 Michael J. Silva, Secretary

                           CERTIFICATE OF OFFICERS OF
                              AGI ACQUISITION CORP.


     The undersigned, Michael J. Silva, certifies that:

     1.   He is the  President  an  Secretary  of  AGI  Acquisition  Corp.  (the
          "Company").

     2. The Company has entered into the Agreement of Merger, a copy of which is attached hereto, under which the Company will be merged with and into American Green Waste, Inc., a California corporation.

     3. The Agreement of Merger has been duly approved by the Board of Directors of the Company.

     4. The Agreement of Merger has been duly approved by the required vote of shareholders in accordance with Sections 1201 and 1103 of the Corporations Code. The total number of outstanding shares of this corporation is 2,000, all of which constitute one class. The shareholder approval was by the holders of 100% of the outstanding shares of the Company.

     5. No vote of Shareholders of USA Biomass, Inc., a Delaware corporation and the parent corporation of the Company, was required.

     I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

                            By: /s/ MICHAEL J. SILVA
                                 -----------------------------------------------
                                 Michael J. Silva
                                 President and Secretary

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 1, 2000 by and among USA BIOMASS CORPORATION, a Delaware corporation (the "Company") and FRED ALEXANDER (the "Shareholder").


                                    RECITALS

     A. Pursuant to that certain Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement"), by and among the Shareholder, the Company, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company, American Waste Transport, Inc., a California corporation, and American Green Waste, Inc., a California corporation, the Company issued to Shareholder shares of common stock of the Company (the "Common Stock").

     B. As an inducement to purchase the shares of Common Stock being issued pursuant to the terms of the Merger Agreement, the Company desires to grant to the Shareholder the rights set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Merger Agreement and in this Agreement, the Company and the Shareholder agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holder" means Shareholder and any transferee of Registrable Shares who, pursuant to Section 3.2 beLow, is entitled to registration rights hereunder.

          "Registrable Shares" means 100,000 of the shares of Common Stock issued to Shareholder in the Merger and any shares of Common Stock issued upon any stock split, stock dividend, recapitalization or similar event with respect to such shares; provided, however, that Registrable Shares shall cease to be Registrable Shares after they have been sold, transferred or assigned in a transaction which does not meet the requirements for the assignment of registration rights as set forth in Section 3.2 hereof.

          "Registration" means the registration of the Registrable Shares under the Securities Act, pursuant to this Agreement.

          "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     2.1 Registration.

     (a) Registration. Should the Holder within six (6) months after the date of this Agreement provide written notice to the Company requesting registration for sale of all of the Registrable Shares, the Company shall use commercially reasonable efforts to, within 120 days of receiving such notice, prepare and file with the SEC, a registration statement under the Securities Act covering the Registrable Shares (the "Registration"). The Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Shares for resale by the Holder from time to time.

     (b) Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration to become effective under the Securities Act as soon as practicable following the date of filing of the Registration. Subject to the requirements of the Securities Act, including, without limitation, requirements relating to updating through post-effective amendments or otherwise, the Company shall use its best efforts to keep the Registration continuously effective until the later of (i) one year after the effective date of the Registration or (ii) such time as all of the Registrable Shares may be sold pursuant to Rule 144 under the Act by the Holder.

     (c) Deferral by Company. Notwithstanding anything in this Section 2.1 to the contrary, the Company shall not be obligated to prepare, file and cause to become effective pursuant to this Section 2.1 a Registration Statement if the Company furnishes to Holder a certificate signed by an officer of the Company stating that it will be detrimental to the Company or its shareholders for the Company to comply with the requested registration, and it is, therefore, advisable to defer the filing of the Registration Statement relating thereto. Any such deferral shall be for a period of not more than one hundred twenty
(120) days after the Company's receipt of the written request for registration pursuant to this Section 2.1.

     (d) Suspension Period. Following the effectiveness of the Registration, the Company may, at any time, suspend the effectiveness of such Registration for up to 60 days, as appropriate (a "Suspension Period"), by giving notice to the Holder, if the Company shall have determined that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company. Notwithstanding the foregoing, no more than two Suspension Periods (i.e., 120 days) may occur in immediate succession. The period of any such suspension of the Registration shall be added to the period of time the Company agrees to keep the Registration effective as provided in
Section 2.1(b). The Company shall use its best efforts to limit the duration and number of any Suspension Periods. The Holder agrees that, upon receipt of any notice from the Company of a Suspension Period, he shall forthwith discontinue disposition of shares covered by the Registration until he is advised in writing by the Company that he may continue such disposition.

     (e) Furnish Information. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement with respect to Registrable Shares that Holder famish to the Company such information regarding Holder, the Registrable Shares held by Holder, and the intended method of distribution of such shares required to effect the registration of Holder's Registrable Securities. Holder agrees to comply with all prospectus delivery requirements and other applicable securities laws in connection with any sale by Holder of any shares pursuant to the requested Registration.

     2.2 Allocation of Expenses. Whenever the Company is required by the provisions of this Article II to effect the registration of the Registrable Shares, the Company shall pay all Registration Expenses in connection with any such registration. "Registration Expenses" means all expenses incurred by the Company in complying with this Article II, including, without limitation, all registration and filing fees, printing expenses, expenses of complying with state securities or blue sky laws, fees and disbursements of separate counsel for the Company and accountants' fees and expenses incident to or required by any such Registration. All fees and disbursements of separate counsel for the Holder and all other expenses of the Holder (including travel expenses) shall be borne by the Holder. The underwriting commissions or discounts shall be borne by Holder.

     2.3 Indemnification. In connection with any registration of Registrable Shares pursuant to this Article II:

          (a) The Company agrees to indemnify and hold harmless the Holder with respect to his Registrable Shares, from and against any and all losses, claims, damages or liabilities, joint or several, to which the Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant hereto, or in any post-effective amendment thereto, or in any preliminary prospects or prospectus thereunder, or in any supplement to any such prospectus (a "Filed Document"), or arise out of or are based upon the omission or alleged omission to state in any Filed Document a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse the Holder for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or proceeding; provided, however, that the Company shall not be liable to the Holder to the extent that (i) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged untrue statement or omission made in any Filed Document in reliance upon and in conformity with information furnished to the Company by or on behalf of the Holder with respect to the Registrable Shares, and (ii) such statement or omission was contained in a preliminary prospectus and corrected in a final or amended or supplemented prospectus and the Holder failed to deliver a copy of such final or amended or supplemented prospectus to the person suing on the basis of such statement or omission within the time required by the Securities Act.

          (b) The Holder agrees to indemnify and hold harmless the Company, each of its directors, each officer and each other person who may have liability, from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Filed Document, or arise out of or are based upon the omission or alleged omission to state in any Filed Document a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder and agrees to reimburse each such indemnified party for any legal or any other expenses reasonably incurred by it in connection with the investigation or defending any such loss, claim, damage, liability or proceeding; provided, however, that (a) the Holder shall have no liability for any untrue statements or omissions as to which he shall have timely notified the Company in writing and the Company shall have thereafter failed to correct in the final prospectus or a supplement to the prospects, and (b) the liability of the Holder under these indemnification provisions shall be limited to an amount equal to the public offering price of the shares sold by the Holder, unless such liability arises out of or is based on willful misconduct by the Holder.

          (c) Promptly after receipt by an indemnified party under Section 2.3(a) or 2.3(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under either such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the indemnifying party has been actually prejudiced by such omission. In case any such action shall be brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

          (d) If, for any reason,  the  indemnification  provided for in Section
     2.3 is not available to the indemnified parties, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.

                                   ARTICLE III

                               GENERAL PROVISIONS

     3.1 Termination. This Agreement shall terminate in its entirety one year from the date hereof. Notwithstanding the foregoing, the provisions of Section
2.3 shall survive the termination of this Agreement.

     3.2 Assignment of Registration Rights. The right to cause the Company to register Registrable Shares pursuant to Article II may be assigned to a trust or other entity established for estate planning purposes for the benefit of the Holder or his family, provided that the Company is given written notice of such assignment prior to such assignment.

     3.3 Further Assurances. Each of the parties hereto shall, during the term hereof, take all actions necessary to effectuate the purposes and intent hereof.

     3.4 No Third Party Beneficiaries. Except as otherwise specifically provided herein, the parties hereto together with any persons or entities entitled to indemnification hereunder shall have the sole right to enforce the performance of the provisions of this Agreement, and no other person shall be entitled to, or shall have any claim, right, title or interest to or in any such matters by virtue of this Agreement.

     3.5 Amendments; Waiver. No amendment of or modification to this Agreement shall be effective unless it shall be in writing and signed by the Company and the Holder. No waiver of any provision of this Agreement shall be effective unless contained in a writing referred specifically to such provision and signed by the party against whom the waiver is alleged.

     3.6 Notices. All notices or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by telex, cable, facsimile or telecopy, or sent postage prepaid, by first class, registered or certified mail, or sent by reputable overnight courier service, and shall be deemed given when so delivered by hand, upon confirmation of transmission if sent by telex, cable, facsimile or telecopy, or if mailed, five
(5) days after being sent by first class, registered or certified mail, or if sent by reputable overnight courier service, on the second day after being sent, as follows, or to such other address as may be hereafter designated by the respective parties hereto in accordance with these notice provisions:

          (i)  If to the Company:

               USA Biomass Corporation
               Attn: Michael J. Silva
               7314 Scout Avenue
               Bell Gardens, California 90201
               Facsimile: (562) 928-9932

          (ii) If to the Holder:

               1835 "A" South Center City Pkwy, #418
               Escondido, CA 92025

     3.7 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.


     3.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

     3.9 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

     3.10 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof

     3.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflicts of law principles.

     3.12 Venue. As part of the consideration for the Company's grant of the registration rights provided for herein, the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this agreement or the transactions contemplated hereby, in the courts of the State of California, County of Orange and/or the United States District Court for the Central District of California (Southern Division), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.





                            (Signature Page Follows)

                [SIGNATURE PAGE-- REGISTRATION RIGHTS AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



"COMPANY"                                     USA BIOMASS CORPORATION, a
                                              Delaware corporation


                                              By:     FRED H. BEHREN
                                                 -------------------------------
                                              Name:   Fred H. Behren
                                                 -------------------------------
                                              Title:  Chairman
                                                 -------------------------------



"HOLDER"

                                              ----------------------------------
                                              Fred Alexander

                [SIGNATURE PAGE -- REGISTRATION RIGHTS AGREEMENT]


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


"COMPANY"                                     USA BIOMASS CORPORATION, a
                                              Delaware corporation


                                              By:
                                                 -------------------------------
                                              Name:
                                                 -------------------------------
                                              Title:
                                                 -------------------------------



"HOLDER"
                                              FRED ALEXANDER
                                              ----------------------------------
                                              Fred Alexander

                            NON-COMPETITION AGREEMENT


     THIS NON-COMPETITION AGREEMENT (this "Agreement") is effective as of March 1, 2000, by and between USA Biomass Corporation, a Delaware corporation ("USA Biomass"), and Fred Alexander, an individual ("Alexander").

                                    RECITALS:

     A. USA Biomass has entered into an Agreement and Plan of Merger effective as of March 1, 2000 (the "Merger Agreement") with Alexander, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of USA Biomass, American Waste Transport, Inc., a California corporation ("AWT"}, and American Green Waste, Inc., a California corporation (`AGI"), pursuant to which USA Biomass will acquire all of the outstanding shares of the capital stock of AWT and AGI.

     B. AFI Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass ("AFI"), has entered into an Asset Purchase Agreement of even date herewith (the "Asset Agreement") with Alexander, pursuant to which AFI will acquire substantially all of the assets of the business previously conducted under the name of American Fibers (the "Fibers Business"). The Fibers Business, AGI and AWT are sometimes collectively referred to herein as the "Acquired Companies." The Merger Agreement and the Asset Agreement are referred to herein collectively as the "Purchase Agreements."

     C. Alexander is the sole owner of the Acquired Companies.

     D.  As  a  condition  to  USA  Biomass'   obligations  under  the  Purchase
Agreements, Alexander has agreed to enter into this Agreement.

     NOW, THEREFORE, in consideration of the consummation of the transactions contemplated in the Purchase Agreements and the mutual agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Covenant Not-to-Compete.

          (a) General Covenant. During the Restricted Period (as defined below), Alexander agrees that he shall not, within the United States, including, without limitation, with respect to the State of California, each of the counties listed on Exhibit "A" to this Agreement (collectively, the "Territory"), engage or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, agent, security holder, creditor, or consultant for any other person or entity, in the conduct or operation of, any business engaged in the trash transportation, disposal or conversion business, or any other related businesses or services, which would be similar to or competitive with (i) the businesses presently conducted by USA Biomass or any of its Affiliates (as defined below), (ii) the businesses presently conducted by the Acquired Companies or any of their Affiliates or (iii) the businesses conducted by USA Biomass or any of its Affiliates on the date of Alexander's termination of employment under the Employment Agreement of even date herewith (the "Employment Agreement") between USA Biomass and Shareholder (collectively, the "Business"). For purposes of this Agreement, the term "Restricted Period" shall mean the period during which USA Biomass is actually paying Alexander full compensation under the Employment Agreement. If USA Biomass is not obligated to pay Alexander compensation under the Employment Agreement, USA Biomass may, at its election, continue to pay Alexander full compensation thereunder and keep the Restricted Period in force for a period up to five (5) year from the date hereof provided, however, that the Restricted Period shall continue for five years from the date hereof even if full compensation is not paid to Alexander if Alexander's termination of employment under the Employment Agreement involves the conviction for a crime constituting a felony and substantially involving the Company. No claim of breach or setoff shall act to extend the Restricted Period pursuant to the provisions of this paragraph.

          (b) Conduct of Business. Shareholder acknowledges and agrees that USA Biomass together with the Acquired Companies (collectively, the "Company") is purchasing all of the outstanding capital stock of AWT and AGI, and substantially all of the assets of AFI, including the goodwill associated therewith, for the purpose of engaging in the Business and benefitting from the Acquired Companies' goodwill and reputation. For purposes of this Agreement, "Affiliate" means any corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with the person with respect to which the term
     "Affiliate" is used. For purposes of this Agreement, "person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

          (c) Interpretation. The covenants contained in this Section 1 shall be construed to be a series of separate covenants, one for each geographical location specified. Except for geographical coverage, each such separate covenant shall be deemed identical to the terms contained herein. If a court of competent jurisdiction deems any term, provision or geographical location of any covenant or provision contained this Agreement to be invalid, illegal or unenforceable for any reason, the court may reduce or eliminate such term, provision or geographical location to conform to applicable law so as to be valid and enforceable, or, if it cannot be so reduced or eliminated without materially altering the intention of the parties, the invalidity or unenforceability of such term or provision shall in no way affect (to the maximum extent permissible by law) the validity or enforceability of any other term, provision or geographical location of this Agreement, or the validity or enforceability of the remaining separate covenants.

          (d) Limitation. Nothing in this Section 1 shall prevent Alexander from holding or acquiring common stock in any company which is publicly traded on any nationally recognized stock exchange or on the National Market System of The Nasdaq Stock Market, provided that such holdings are less than five percent (5%) of the outstanding capital stock of such publicly-traded company.

     2. Agreement Not to Solicit. To ensure the protection of the trade secrets of the Company and to preserve the goodwill of the Company for the benefit of the Company, Alexander agrees to not and will cause each of his Affiliates to not, at any time during his employment with the Company and for six (6) months after the termination of his employment with the Company:

          (i) Attempt in any manner to persuade any customer of the Company to cease to do business or to reduce the amount of business which such customer has customarily done or contemplates doing with the Company; or

          (ii) Solicit for employment or employ any person who is an employee of the Company.

     3. Consideration; Reasonable Scope. Alexander acknowledges and agrees that the transactions contemplated by the Purchase Agreements constitute good, valid and binding consideration for Alexander's obligations and covenants contained in this Agreement.

     4. Miscellaneous.

          (a) Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail, or by overnight mail courier service. Notices shall be addressed to the parties at the addresses set forth below:

To Alexander:                       Fred Alexander
                                    1835 "A" South Center City Parkway, #418
                                    Escondido, California 92025
                                    Facsimile: (760) 746-7596

To the Company:                     USA Biomass Corporation
                                    Attention: Michael J. Silva
                                    7314 Scout Avenue

                                    Bell Gardens, California 90201
                                    Facsimile:   (562) 928-9932

     Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier or facsimile or overnight mail courier service shall be deemed delivered when actually received. Any party may change its address for notices by a notice in accordance with this section.

          (b) Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the matters set forth herein; provided, however, that the foregoing shall not apply to the provisions of the Purchase Agreements and the Employment Agreement executed in connection herewith, and any other ancillary documents executed in connection with the transactions arising therefrom (collectively, the "Transaction Documents"). Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, which are not embodied herein or in the Transaction Documents, and that no other prior agreement, statement or promise not contained in this Agreement or in the Transaction Documents shall be valid and binding. A modification of this Agreement by means of a statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          (c) Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the law of the State of California.

          (d) Venue. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto, except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses of the parties set forth herein, shall be effective service of process for any action, suit or proceeding brought against the parties in any such court.

          (e) Successors and Assigns. The rights and obligations of USA Biomass and Alexander under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of USA Biomass. The rights and obligations of Alexander under this Agreement may not be assigned by Alexander.

          (f) Counterparts. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

          (g) Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

          (h) Attorneys' Fees and Costs. If any action in law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

          (i) Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. USA Biomass and Alexander shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of USA Biomass. Any attempt to do so without such consent shall be null and void.

          (j) Not an Employment Agreement. This Agreement is not an employment contract and nothing in this Agreement confers on Alexander any right with respect to the continuation of any employment such persons may have with USA Biomass.

          (k) Arbitration. Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure ss. 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this section shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.

     IN WITNESS WHEREOF, the parties hereto have executed this Noncompetition Agreement as of the date first above written.

                                        "USA Biomass"


                                        USA BIOMASS CORPORATION, a Delaware
                                        corporation


                                        By: /s/ Fred H. BEHRENS
                                           -------------------------------------
                                           Name: Fred H. BEHRENS
                                                --------------------------------
                                           Title: Chairman
                                                 -------------------------------


                                        "Shareholder"

                                        FRED ALEXANDER


                                        ----------------------------------------
                                        Fred Alexander, an individual

                                        "USA Biomass"



                                        USA BIOMASS CORPORATION, a Delaware
                                        corporation


                                        By:
                                           -------------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------


                                        "Shareholder"

                                        FRED ALEXANDER


                                        ----------------------------------------
                                        Fred Alexander, an individual

                                   EXHIBIT "A"


                              California Counties
                              -------------------

Alameda                       Marin                         San Mateo
Alpine                        Mariposa                      Santa Barbara
Amador                        Mendocino                     Santa Clara
Butte                         Merced                        Santa Cruz
Calaveras                     Modoc                         Shasta
Colusa                        Mono                          Sierra
Contra Costa                  Monterey                      Siskiyou
Del Norte                     Napa                          Solano
El Dorado                     Nevada                        Sonoma
Fresno                        Orange                        Stanislaus
Glenn                         Placer                        Sutter
Humboldt                      Plumas                        Tehama
Imperial                      Riverside                     Trinity
Inyo                          Sacramento                    Tulare
Kern                          San Benito                    Tuolumne
Kings                         San Bernardino                Ventura
Lake                          San Diego                     Yolo
Lassen                        San Francisco                 Yuba
Los Angeles                   San Joaquin
Madera                        San Luis Obispo

                                ESCROW AGREEMENT


     This Escrow Agreement (the "Agreement") is made and entered into as of March 1, 2000 by and among USA Biomass, a California corporation ("USA Biomass"), Chicago Title Company (the "Escrow Holder"), Linda Alexander, and Fred Alexander (collectively the "Shareholder"), the selling shareholder of American Waste Transport, Inc., a California corporation ("AWT"), and American Green Waste, Inc., a California corporation ("AGI", and together with AWT, the "Target Companies").

                                    RECITALS

     Pursuant to that certain Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement"), by and among the Shareholder, USA Biomass, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of USA Biomass, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of USA Biomass, AWT and AGI, USA Biomass shall issue to Shareholder One Million (1,000,000) shares of the common stock of USA Biomass (the "Common Stock");

     Pursuant to Section 2.0 1(b) of the Merger Agreement, the parties have agreed that the One Million (1,000,000) shares of Common Stock shall be held in escrow pursuant to the terms of this Agreement until the completion and certification of the financial audit of the Target Companies' financial statements for the years ended December 31, 1998, and December 31, 1999 (the "Audit").

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is acknowledged by each party, it is agreed as follows:


1.   ESCROW DEPOSIT

     1.1 Simultaneously with the execution and delivery of this Agreement, the Shareholder is delivering to the Escrow Holder a stock certificate, or certificates (or documentation representing such), registered in the name of the Shareholder representing his beneficial ownership of One Million (1,000,000) shares of Common Stock. The Escrow Holder hereby acknowledges receipt of such certificates.

     1.2 As used herein, the term "Escrow Deposit" means (a) the aggregate shares being delivered to the Escrow Holder as described in Section 1.1 hereof and (b) all distributions received by the Escrow Holder pursuant to Section 1.3 hereof

     1.3 The Shareholder hereby authorizes delivery directly to the Escrow Holder (and agrees that he will deliver to the Escrow Holder if he shall first receive the same) to be held as part of the Escrow Deposit hereunder, all non-cash dividends in the form of stock or other securities and other distributions on or with respect to the Common Stock held in the Escrow Deposit. All cash dividends made on account of the Common Stock held in the Escrow Deposit shall be paid to the Shareholder.

2.   DELIVERY OF ESCROW DEPOSIT BY THE ESCROW HOLDER

     The Escrow Holder shall hold the Escrow Deposit in escrow until it has received written notice from the Company that the Audits have been completed and authorizing the Escrow Holder to release the Escrow Deposit. Upon receiving such written notice, the Escrow Holder shall deliver to the Shareholder, free and clear of any interest of USA Biomass therein, all of the Escrow Deposit then held by the Escrow Holder.

3.   SETTLEMENT OF DISPUTES

     3.1 To the extent not subject to any arbitration provision herein, the parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth herein shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit, controversies or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of California, County of Orange and/or the United States District Court for the Central District of California (Southern Division), and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient or improper forum.

     3.2 Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure Section 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this Section 3.2 shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.

     3.3 lt is the intent of the parties to this Agreement that all disputes under this Agreement shall be resolved, to the extent possible, in connection with a single arbitration or judicial proceeding.

4.   CONCERNING THE ESCROW HOLDER

     4.1 USA Biomass and the Shareholder shall each pay the Escrow Holder one-half of its fees for its services hereunder and one-half of all out-of-pocket costs and expenses of the escrow, including postage, telephone, courier charges, share certificate transfer fees, wire transfer fees, and all similar expenses relating to all aspects of the escrow.

     4.2 The Escrow Holder may resign and be discharged from its duties hereunder at any time by giving notice of such resignation to USA Biomass and the Shareholder specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of USA Biomass and the Shareholder, such successor escrow agent to become the Escrow Holder hereunder upon the resignation date specified in such notice. If USA Biomass and the Shareholder are unable to agree upon a successor escrow agent within 30 days after such notice, the Escrow Holder may, at the expense of USA Biomass and the Shareholder, petition a court of competent jurisdiction for the appointment of a successor. The Escrow Holder shall continue to serve until its successor accepts the escrow and receives the Escrow Deposit or until the Escrow Deposit is deposited with a court. USA Biomass and the Shareholder may agree at any time to replace the Escrow Holder with a new escrow agent by giving notice thereof to the Escrow Holder then acting.

     4.3 The Escrow Holder undertakes to perform only such duties as are specifically set forth herein. The Escrow Holder shall have no responsibility to read, understand or comply with the Merger Agreement. The Escrow Holder, acting or refraining from acting in good faith, shall not be liable for any mistake of fact or error of judgment by it or for any acts or omissions by it of any kind, unless caused by willful misconduct or gross negligence, and shall be entitled to rely, and shall be protected in doing so, upon (a) any written notice, instrument, or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (b) the advice of counsel (which may be of the Escrow Holder's own choosing). The Escrow Holder shall have no responsibility for the contents of any wilting submitted to it hereunder and shall be entitled in good faith to rely without any liability upon the contents thereof.

     4.4 USA Biomass and the Shareholder and their respective heirs, assignees and representatives hereby agree to indemnify and hold harmless the Escrow Holder from any and all claims, demands, debts, duties, obligations, acts, costs, expenses, sums of money, suits, dues~ actions and/or causes of action of any kind or nature whatsoever which shall for any reason whatsoever be made by any person, entity or organization, as a result of or in any way connected with the Escrow Holder's performance under the terms of this Agreement to the extent that they do not result from the willful misconduct of the Escrow Holder. This right of indemnification shall survive the termination of this Agreement, and the resignation or removal of the Escrow Holder. The costs and expenses of enforcing this right of indemnification shall also be split between USA Biomass and the Shareholder.

     4.5 If the Escrow Holder is named in any lawsuit or arbitration for any reason in connection with this Agreement or the Escrow Deposit, then the Escrow Holder is hereby authorized to deposit with the clerk of the court or arbitration tribunal in which such proceeding is pending any or all of the Escrow Deposit held by the Escrow Holder pursuant hereto, or to interplead all interested parties in any court of competent jurisdiction and to deposit with the clerk of such court or arbitration tribunal any or all of the Escrow Deposit that is the subject of such proceeding. Upon its depositing such Escrow Deposit as aforesaid, the Escrow Holder shall be fully released and discharged of any duties or liabilities with respect to such Escrow Deposit so deposited [except to the extent such liabilities arose from the willful misconduct of the Escrow Holder].

5.   MISCELLANEOUS

     5.1 This Agreement will be binding upon, inure to the benefit of, and be enforceable by the respective heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

     5.2 This Agreement contains the entire understanding of the parties with respect to its subject matter and may be amended only by a written instrument duly executed by all the parties hereto.

     5.3 All notices, claims, requests, demands, and other communications hereunder ("notices") shall be in writing and shall be deemed to have been given if personally delivered or if sent by telecopy or facsimile or mailed by overnight, commercial air courier service or by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

          If to USA Biomass:

               USA Biomass Corporation
               Attn: Michael J. Silva
               7314 Scout Avenue
               Bell Gardens, California 90201
               Fax: (562) 928-9932

          If to the Shareholder:

               Fred Alexander
               1835 "A" South Center City Parkway, #418
               Escondido, California 92025
               Fax: (760) 746-7596

          If to Escrow Holder:

               Chicago Title Company
               Attention: Escrow Division
               16969 Von Karman Avenue, Suite 200
               Irvine, California 92606
               Fax: (949) 752-8043

     Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above. Notice will conclusively be deemed to have been given when personally delivered, or if given by mail, on the second day after being sent by an overnight, commercial air courier service or on the fifth day after being sent by first class, registered or certified mail, or if given by telecopy or facsimile machine, when confirmation of transmission is indicated by the sender's telecopy or facsimile machine.

     5.4 This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its conflict of laws principles.

     5.5  This  Agreement  may  be  executed   simultaneously  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.6 This Agreement shall remain in full force and effect until the Escrow Holder has delivered all the Escrow Deposit in its possession in accordance with the terms hereof

     5.7 Article headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     5.8 Shareholder acknowledges that he has been represented by legal counsel in connection with this Agreement and has consulted with such legal counsel.


                            (Signature page follows)

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of USA Biomass and the Escrow Holder, and by the Shareholder, as of the date first above written.


                                        "USA BIOMASS"

                                             USA Biomass Corporation

                                             By: /s/ Fred BEHRENS
                                                 -------------------------------
                                                 Name: Fred BEHRENS
                                                       -------------------------
                                                 Title: Chairman
                                                        ------------------------


                                        "SHAREHOLDER"


                                             By:
                                                 -------------------------------
                                                 Fred Alexander


                                             By:
                                                 -------------------------------
                                                 Linda Alexander


                                        "ESCROW HOLDER"

                                             CHICAGO TITLE COMPANY


                                             By:
                                                 -------------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

     [SEAL]                   USA BIOMASS CORPORATION              [SHARES]


INCORPORATED UNDER THE LAWS     USA0002166    08952            SEE REVERSE FOR
 OF THE STATE OF DELAWARE                                    CERTAIN DEFINITIONS
                                                              CUSIP 90333F 10 5
This Certifies that    SEE LEGEND ENDORSED ON REVERSE SIDE    ***1000000*******
                                                              ****1000000******
                       *** RESTRICTED SECURITIES ***          *****1000000*****
                       FRED ALEXANDER                         ******1000000****
                       PMB 418-1835 A S CENTRE CITY PARKWAY   *******1000000***
0000011213             ESCONDIDO CA 92025                     ********1000000**


is the record
  holder of            **ONE MILLION**

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.002 PAR VALUE, OF
                            USA Biomass Corporation

 transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

 WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
MARCH 15, 2000
08952000726 IXR

/s/ [ILLEGIBLE]                      [SEAL]            /s/ FRED BEHRENS

SECRETARY                                              CHAIRMAN

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 1st day of March, 2000 by and among AFI Acquisition Corp., a California corporation ("Buyer") and Fred Alexander and Linda Alexander, each an individual (collectively, "Sellers") doing business as American Fiber.

                                    RECITALS

     A. Sellers own and operate a waste business (the "Business") and are active in the Business.

     B. The Sellers desire to sell to Buyer certain assets used in the Business, and Buyer desires to acquire such assets, all on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Purchase and Sale of Assets.

          1.1 Assets to be Acquired. Subject to the terms and conditions of this Agreement, Sellers hereby sell, convey, transfer, assign and deliver to the Buyer and Buyer hereby purchases, acquires and accepts from Sellers, all of Sellers' right, title and interest in and to (collectively, the "Assets"):

               (a) All supplies, materials, inventory, equipment, machinery, furniture, fixtures, spare parts and other personal property and assets listed on Schedule 1.1(a) (the "Tangible Assets");

               (b) All trade names, product names, service marks, rights, licenses, likenesses, and logos of Sellers used in connection with the Business and all likenesses and presentations thereof including, but not limited to, those items listed on Schedule 1.1(b), and all goodwill associated therewith (the "Proprietary Rights");

               (c) All know-how, proprietary information, customer lists, customer records, customer files and all associated data, supplier lists, sales techniques, processes, formulas, patterns, compilations, programs, devices, methods, techniques, inventions, drawings, designs and technical data, and other confidential information used in connection with the Business (the "Proprietary Information");

               (d) All files, papers, literature, sales and purchase order records, books of account, and books and records related to the Business or the Assets;

               (e) All telephone numbers, customer files, names, addresses and accounts receivable information (including aging and delinquency) related to all customers used in connection with the Business;

               (f)  All   rights   under   or   pursuant   to  all   warranties,
          representations   or  guaranties   made  by  suppliers  or  others  in
          connection with any products or services furnished to Sellers; and

               (g) The goodwill associated with items (a) - (f) above.

          1.2  [Reserved.]

     2. Assumed Liabilities. Buyer shall assume all liabilities associated with the operation of the Business prior to the Closing Date.

     3. Sales Taxes and Fees. Buyer shall be responsible for all sales, use, transfer and similar taxes and fees arising out of the purchase and sale of the Assets.

     4. Closing. The purchase and sale of the Assets shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP, 695 Town Center Drive, Seventeenth Floor, Costa Mesa, California, at 10:00 a.m. local time on March 10, 2000, or at such other time (the "Closing Date") and place as the parties shall mutually agree, by delivery of the following (the "Closing"):

          4.1  Sellers Deliveries. Sellers shall deliver to Buyer:

               (a) A Bill of Sale in substantially the form of Exhibit A duly executed by Sellers; and

               (b) Such other instruments and documents as (i) may be necessary to effect the transfer of the Assets to Buyer as contemplated by this Agreement and (ii) may be necessary or desirable in the reasonable opinion of the Buyer's counsel in connection with the transactions contemplated hereby.

          4.2 Buyer Deliveries. Buyer shall pay to Sellers at the Closing a check of One Hundred Thousand Dollars ($100,000) as the purchase price for the Assets ("Purchase Price").

     5. Representations and Warranties of Sellers. Sellers jointly and severally represent and warrant to Buyer that:

          5.1 Authority. The execution, delivery and performance of this Agreement by Sellers has been duly authorized and approved by all necessary actions by each of them and neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of or constitute a default under
     (a) any law or administrative regulation applicable to Sellers or (b) any note, agreement, judgment, order, award, decree or other instrument or restriction ("Instrument") to which Sellers are bound, or give any party with rights under any such Instrument the right to terminate or change the rights or obligations of Sellers under such Instrument. No authorization, approval or consent of, or notice to or filing with, any governmental authority or any third party is or will be required for the execution, delivery or performance of this Agreement by Sellers and Sellers have full power and authority to perform all acts required to be done by them under this Agreement. This Agreement constitutes, and the other agreements and instruments to be executed in connection herewith when duly executed and delivered will constitute, legal, valid and binding obligations of Sellers and will be enforceable against them in accordance with their respective terms.

          5.2 Title to Assets; Condition of the Assets. Sellers have good and marketable ownership and title to all of the Assets and own the Assets free and clear of any and all liens, security interests, prior assignments and encumbrances of any and every kind whatsoever. At the Closing, Sellers will transfer ownership and title of the Assets to Buyer free and clear of any and all liens, security interests, prior assignments and encumbrances of any and every kind whatsoever.

          5.3 Reserved.

          5.4 Reserved.


          5.5 Compliance with Law. To the knowledge of the Sellers, and except as previously disclosed to Buyer, none of the Business or the Assets is in violation of, or alleged to be in violation of, any applicable regulation, ordinance, statute, order, law or rule promulgated by any governmental authority.

          5.6  Litigation.  To the  knowledge  of the  Sellers,  and  except  as previously  disclosed  to  Buyer,  there  is  no  action,  lawsuit,  claim, proceeding or investigation pending, or threatened, against, by or affecting Sellers or the Assets.

          5.7 Consents and Assignments. To the knowledge of the Sellers, and except as previously disclosed to Buyer, all agreements, consents, approvals, licenses and assignments necessary for Sellers' consummation of the transactions contemplated by this Agreement, if any, have been obtained.

          5.8 No Brokers etc N either the Sellers nor any party acting on their behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     6. Representations and Warranties of Buyer. Buyer represents and warrants to the Sellers that:

          6.1 Organization. Buyer is duly incorporated and organized, validly existing and in good standing under the laws of the State of California. Buyer has full corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted.

          6.2 Authority. The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by all necessary actions and neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict and result in a breach of or constitute a default under (a) Buyer's organizational documents, (b) any law or administrative regulation applicable to Buyer, or (c) any Instrument to which Buyer is bound, or give any party with rights under any such Instrument the right to terminate or change the right or obligations of Buyer under such Instrument. No authorization, approval or consent of or notice to or filing with, any governmental authority or any third party is or will be required for the execution, delivery or performance of this Agreement by Buyer and Buyer has full power and authority to perform all acts required to be done by Buyer under this Agreement. This Agreement constitutes, and any agreements or instruments to be delivered in connection herewith when duly executed and delivered will constitute, legal, valid and binding obligations of Buyer and will be enforceable against Buyer in accordance with their respective terms.

          6.3 No Brokers, etc. Neither Buyer nor any party acting on their behalf has paid or has become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     7. Additional Covenants.

          7.1 General Assistance. To facilitate the orderly transfer of the Assets and to enable Buyer to obtain the benefits of the goodwill associated therewith, the Sellers shall cooperate with and assist Buyer and use reasonable efforts in obtaining all necessary approvals and consents for the transactions contemplated hereby, and otherwise use reasonable efforts to transfer to Buyer all of the right, title and interest in the Assets and the exclusive rights to use such Assets. Furthermore, the Sellers agree to assist in the transition of all customers of the Sellers to Buyer including the preparation of letters, joint announcements and press releases, and personal communications with such customers and the participation of joint personal appearances, to the extent reasonable requested by Buyer.

          7.2 Confidentiality. Sellers shall hold in confidence, and shall use reasonable efforts to ensure that their respective employees and representatives hold in confidence, all information supplied to them concerning Buyer, the terms and provisions of this Agreement and the fact that negotiations regarding purchase and sale of the Assets between Buyer and the Sellers have occurred.

          7.3 Access to Information. After the Closing, the Sellers shall have access at reasonable times, upon reasonable notice and subject to reasonable requirements related to confidentiality, to the books, records and documents transferred to Buyer under this Agreement to the extent reasonably requested by the Sellers for their accounting, tax and legal purposes.

     8. Indemnification. The indemnification provisions contained in Section 5 of the Agreement and Plan of Merger dated as of March 1, 2000, by and among Sellers, USA Biomass Corporation, a Delaware corporation, AWT Acquisition Corp., a California corporation, AGI Acquisition Corp., a California corporation, American Waste Transport, Inc., a California corporation, and American Green Waste. Inc., a California corporation, shall govern any indemnification obligations arising from a breach of any representations or warranty contained in this Agreement.

     9. General Provisions.

          9.1 Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be (a)(i) personally delivered, (ii) delivered by certified mail, return receipt requested, postage prepaid, or
     (iii) transmitted by telex, telecopier or facsimile transmission with subsequent confirmation to the parties by mail (postage prepaid) and (b) delivered to the intended recipient as follows:

If to Sellers:                 Fred Alexander
                               1835 "A" South Center City Parkway, #418
                               Escondido, California 92025
                               Facsimile: (760) 746-7596

If to Buyer:                   USA Biomass Corporation
                               Attn: Michael J. Silva
                               7314 Scout Avenue
                               Bell Gardens, California
                               Facsimile No.: (562) 928-9932

     or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise specified herein, all notices and other communications shall be deemed to have been duly given on (i) the date when delivered if delivered personally, (ii) the date when received if delivered by certified mail, (iii) the date of transmission with confirmed answer back if transmitted by telex or (iv) the date when properly transmitted by telecopier or facsimile, whichever shall first occur.

          9.2 Entire Agreement; Amendment. This Agreement, the documents referred to herein, and the exhibits and schedules hereto, which by this reference are incorporated herein, contain the entire agreement between the parties hereto relating to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby superseded. No amendment, modification, waiver, discharge or change of this Agreement shall be valid unless the same is in writing and signed by all of the parties hereto.

          9.3 Governing Law.

               (a) This Agreement shall be governed by the laws of the State of California. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the County of Orange, California.

               (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the State of California, County of Orange, and/or the United States District Court for the Southern District of California, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any federal court sitting in the County of Orange. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          9.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

          9.5 Further Assurances. Without further consideration, each of the parties hereto agrees to execute, acknowledge and deliver such other documents and take such further actions as may be necessary or advisable to carry out the purposes of this Agreement.

          9.6 Attorneys' Fees. In the event of any dispute between the parties hereto in connection with this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including, without limitation, court costs and reasonable attorneys' fees.

          9.7 Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

          9.8 Survival of Covenants. Representations and Warranties. All covenants, representations and warranties set forth in this Agreement or any schedule, exhibit or other document delivered pursuant hereto shall survive (i) the Closing and (ii) any investigation by the party receiving the benefit of any such covenants, representations and warranties.

     10. Representation by Legal Counsel. Seller acknowledges that they have been represented by legal counsel in connection with this Agreement and have consulted with such legal counsel.

                              [SIGNATURES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        "BUYER"

                                        AFI Acquisition Corp., a California
                                        corporation


                                        By: /s/ Michael J. Silva
                                            ------------------------------------
                                            Michael J. Silva, President



                                        "SELLERS"

                                        /s/ Fred Alexander
                                        ----------------------------------------
                                        Fred Alexander, an individual

                                        /s/ Linda Alexander
                                        ----------------------------------------
                                        Linda Alexander, an individual

                                   Exhibit A
                                   ---------

                                  Bill of Sale

                                  BILL OF SALE
                                  ------------

     FOR VALUE RECEIVED, Fred Alexander and Linda Alexander, each an individual (collectively, "Sellers") doing business as American Fiber, hereby sell, assign. transfer and convey to AFI Acquisition Corp., a California corporation ("Buyer"), all of Sellers' rights, title and interest in and to the Assets as defined in Section 1.1 of that certain Asset Purchase Agreement dated as of March ___. 2000 (the "Purchase Agreement") between Sellers and Buyer.

     This Bill of Sale is delivered pursuant to, and shall be governed by and construed in accordance with the terms of the Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full force and effect in accordance with the terms of the Purchase Agreement.

     IN WITNESS WHEREOF, Sellers have executed this Bill of Sale dated as of March ___,2000.


                                        "SELLERS"


                                        ----------------------------------------
                                        Fred Alexander, an individual


                                        ----------------------------------------
                                        Linda Alexander, an individual


Acknowledged by Buyer:

AFI Acquisition Corp., a California corporation


By:
    ---------------------------------
    Michael J. Silva, President

                                 Schedule 1.1(a)

                                 Tangible Assets


     See attachment hereto.

                                 Schedule 1.1(a)
                                 ---------------

                                 Tangible Assets


1.   Blue Shaving Mill

2.   Green Shaving Mill

3.   (2) Chop Saws

4.   Cyclone Filter and Blower

5.   Chain Drag Conveyor

6.   Blue Horizontal Shaver/Hogg

7.   1973 22' Chevy Flatbed

8.   Office Equipment

End of Schedule

                                Schedule 1 .1(b)

                               Proprietary Rights


     None.

                                  BILL OF SALE
                                  ------------


     FOR VALUE RECEIVED, Fred Alexander and Linda Alexander, each an individual (collectively, "Sellers") doing business as American Fiber, hereby sell, assign, transfer and convey to AFI Acquisition Corp., a California corporation ("Buyer"), all of Sellers' rights, title and interest in and to the Assets as defined in Section 1.1 of that certain Asset Purchase Agreement dated as of March 1, 2000 (the "Purchase Agreement") between Sellers and Buyer.

     This Bill of Sale is delivered pursuant to, and shall be governed by and construed in accordance with the terms of the Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants and agreements contained in the Purchase Agreement, and such representations, warranties, covenants and agreements shall remain in full forc5 and effect in accordance with the terms of the Purchase Agreement.

     IN WITNESS WHEREOF, Sellers have executed this Bill of Sale dated as of March 1, 2000.


                                        "SELLERS"


                                        /s/ Fred Alexander
                                        ----------------------------------------
                                        Fred Alexander, an individual


                                        /s/ Linda Alexander
                                        ----------------------------------------
                                        Linda Alexander, an individual


Acknowledged by Buyer:

AFI Acquisition Corp., a California corporation


By: /s/ Michael J. Silva
    ----------------------------------
    Michael J. Silva, President

                              EMPLOYMENT AGREEMENT


     THIS  EMPLOYMENT  AGREEMENT  (this  "Agreement")  is  effective as of March
1,2000,  by  and  between  USA  Biomass  Corporation,   a  Delaware  corporation
("Company"), and Fred Alexander, an individual ("Employee").


                                    RECITALS

     A. Company is engaged in the business of solid waste, transportation and disposal, and operating a Greenwaste business (the "Business") and has need for personnel with experience in said Business.

     B. Employee is experienced in the Business and in the operation of such Business.

     C. In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of March 1, 2000 (the "Merger Agreement") by and among Employee, Company, AWT Acquisition Corp., a California corporation and a wholly-owned subsidiary of Company, AGI Acquisition Corp., a California corporation and a wholly owned subsidiary of Company, American Waste Transport, Inc., a California corporation ("AWT"), and American Green Waste, Inc., a California corporation ("AGI"), pursuant to which Company acquired all of the outstanding shares of the capital stock of AWT and AGI, Company desires to employ Employee upon the terms and conditions hereinafter set forth.

     D. Employee is willing to enter into this Agreement with respect to Employee's employment and services upon the terms and conditions hereinafter set forth.


                                    AGREEMENT

     In consideration of the foregoing recitals and the premises herein contained, the parties agree as follows:

                                     I. TERM

     SECTION 1.01 Employment. Subject to the provisions of Section IV hereof, Company hereby employs Employee and Employee hereby accepts employment with Company for a period of five years beginning on the date hereof and terminating at the close of business on March 1, 2005 (the "Employment Term").

                                   II. DUTIES

     SECTION 2.01 General Duties. Employee shall serve as Vice President of Company during the Employment Term. Employee, during the Employment Term, subject to the policies and directives of Fred Behrens and/or the Board of Directors of Company, shall be responsible for the green waste operations and business development.

     SECTION  2.02  Devotion of Time to  Company's  Business.  Unless  otherwise agreed to in advance and in writing by Company, during the Employment Term, Employee shall devote his best efforts, and all of his business time exclusively, to his employment with Company, and to perform such duties as are specified in Section 2.01 and such other duties consistent with Section 2.01 as shall be reasonably requested by Fred Behrens and/or the Board of Directors of Company. Employee shall not, during Employee's employment, unless otherwise agreed to in advance and in writing by Company, seek or accept other employment, become self employed in any other capacity, or engage in any activities which are detrimental to the business of Company.


                         III. COMPENSATION AND BENEFITS

     SECTION 3.01 Base Salary. As compensation for his services hereunder, during the Employment Term, Employee shall receive an annual base salary of $120,000 payable in cash at the times and in the installments consistent with Company's payroll practices. Employee's salary shall be subject to annual review by the Company's Board of Directors or its Compensation Committee, but in no event shall Employee's salary be reduced below $120,000.

     SECTION 3.02 Vacation. During the Employment Term, Employee shall be entitled to four (4) weeks paid vacation each year.

     SECTION 3.03 Expenses. During the Employment Term, Employee shall be entitled to receive reimbursement for all reasonable out-of-pocket travel and other expense incurred by Employee in performing Employee's services hereunder, provided that:

          (a) Each such expenditure is of a nature qualifying it as a proper business expenditure of Company and is approved by Company; and

          (b) Employee furnishes to Company adequate documentary evidence for the substantiation of such expenditures and Employee otherwise complies with Company policies with respect to expense reimbursement.

          (c) Employee will continue to have possession of and continue to use for business expenses, the same company credit cards currently being used by Employee in his operations of AWT and AGI. The Company shall pay all expense relating to Employee's use of these credit cards as long as such expenses are reasonably related to the operation of the Company's business.

     SECTION 3.04 Car Allowance. During the Employment Term, the Company will pay for all monthly payments, insurance payments, service and maintenance charges and fuel expenses relating to Employee's vehicle which is used by Employee to conduct Company business, consistent with Company policy.

     SECTION 3.05 Medical Insurance and Other Benefits. During the Employment Term, Employee will be eligible to participate in any such medical, dental and disability insurance plans, life insurance plans, retirement plans and other employee welfare and benefit plans or programs generally made available to Company's senior-level executives or its employees generally, as such plans and programs may be in effect from time to time. In addition, the Company will maintain life insurance for Employee in the amount of One Million Five Hundred Thousand Dollars for the Beneficiary designated by Employee. This insurance will be in addition to any additional "Key Man" insurance the Company may decide to obtain.

     SECTION 3.06 Stock Option. Concurrent with the execution of this Agreement, Company shall grant Employee a non-qualified stock option to purchase 250,000 shares of Common Stock at an exercise price of $3.50 per share pursuant to a separate stock option agreement. Employee's rights to exercise such stock options are governed by such stock option agreement

     SECTION 3.07 Incentive Program. Employee will also be entitled to receive additional compensation pursuant to an incentive program to be approved by the Company's Board of Directors or its Compensation Committee. The proposed incentive program will be that the Company will conduct a good faith review for each contract for new business in which Employee participates in generating to make the determination as to whether additional compensation should be awarded to Employee as part of this incentive program. The parties will use the following four factors in determining the additional consideration:

                1.  Total Annual Dollar Generation

                         -How Badly Needed
                         -Target Market Reached
                         -Overall Sales Impact

                2.  Return on Investment

                         -Profitability
                         -Use of Existing Equipment
                         -Other Benefits

                3.  New Business Utilization

                         -Creates Backhauls
                         -Fits Into Existing Business
                         -Developed Routes

                4.  Market Share

                         -Keep Competition Out
                         -Strengthen Position in Area
                         -Investment in Customer

     A value will be assessed for each factor. The highest value to be assigned to each factor is five (5). The total value for all factors will be multiplied by .10. This number will be the percentage of the total annual revenue which Employee will be entitled to receive as part of this incentive program. (For example, if for a new contract with total annual revenue of $1,400,000 it is determined that each of the four factors has a value of 5, the total annual incentive annually given to Employee would be $28,000).

Compensation under this incentive program is determined by the reasonable judgment of the Company acting in good faith.


                                 IV. TERMINATION

     SECTION 4.01 Termination Other than for Cause, Death or Disability. Company may terminate Employee's employment under this Agreement, at any time, for any reason, other than or on account of Employee's death or disability pursuant to Sections 4.04 and 4.05 of this Agreement, without cause, upon written notice to Employee. If this Agreement is terminated by Company pursuant to this Section 4.01, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only (i) the portion of Employee's salary as set forth in Section 3.01 which has been earned up to the Date of Termination (as defined in Section 4.07 hereof), (ii) compensation for any accrued and unused vacation up to the Date of Termination, as determined in accordance with Company's then existing vacation policy, (iii) reimbursement, pursuant to Section 3.03, for reasonable business expenses incurred up to the Date of Termination, (iv) all additional compensation earned by Employee based on his performance up to the Date of Termination pursuant to any incentive program approved by the Company's Board of Directors or its Compensation Committee (collectively, the "Minimum Payments"), and (v) severance pay in an amount equal to Employee's base salary (as set forth in Section 3.01) that would have been payable to Employee over the balance of the Employment Term had this Agreement not been terminated early (the "Severance Period"), payable by Company during the Severance Period at the times and in the installments consistent with Company's payroll practices (the "Severance Payments"). Employee may terminate his Employment under this Agreement, at any time, for any reason, without cause, upon written notice to Company. Upon such termination by Employee, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments.

     SECTION 4.02 Termination for Cause. Company may terminate Employee's employment under this Agreement for "cause", due to any of the following acts or omissions:

          (a) Employee's failure to perform his duties in a manner reasonably consistent with the terms of this Agreement and the criteria established by Fred Behrens and/or Board of Directors of Company; provided, however, that termination pursuant to this paragraph (a) shall be preceded by sixty (60) days prior written notice providing a reasonable opportunity for Employee to correct his conduct, if the conduct in question can be corrected;

          (b) Conduct on the part of Employee which constitutes an intentional breach of any statutory or common law duty of loyalty to Company;

          (c) Any illegal act of Employee which materially and adversely affects the business of Company or any of its affiliates;

          (d) Intentional wrongful engagement by Employee in any competitive activity prohibited by the Noncompetition Agreement of even date herewith, entered into between Employee and Company, or employment in another business in a manner not permitted by Section 2.02; or

          (e) Reserved.

          (f) Employee's conviction of any felony or for any crime or offense causing harm to the Company or any of its affiliates or involving acts of theft, fraud, misappropriation of funds, embezzlement, moral turpitude or similar conduct;


          (g) Employee's willful or intentional misuse or diversion of Company funds, misapproprition of funds, embezzlement, or fraudulent or willful misrepresentations or omissions on any written reports submitted to the Company.


     If this  Agreement  is  terminated  by Company  for cause  pursuant to this
Section 4.02, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments.

     SECTION 4.03 Resi2nation for Good Reason. Employee may resign for "good reason" and thereby terminate his employment under this Agreement (but not his other obligations hereunder) if, without Employee's express consent, Company substantially reduces Employee's duties and responsibilities such that it results in a material adverse reduction in Employee's position, authority or responsibilities, and Company falls to cure such reduction in duties and responsibilities within sixty (60) days after written notice specifying the particular acts objected to and the specific cure requested is given to Company by Employee. If this Agreement is terminated by Employee for good reason pursuant to this Section 4.03, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only the Minimum Payments and the Severance Payments.

     SECTION  4.04   Termination  for  Death.   This  Agreement  and  Employee's
employment hereunder shall terminate automatically upon Employee's death. If this Agreement is terminated because of Employee's death pursuant to this
Section 4.04, Company shall have no further obligation or liability to Employee under this Agreement, except that Employee shall be entitled to receive only (i) the Minimum Payments and (ii) any Severance Payments.

     SECTION 4.05 Termination for Disability. If Employee becomes disabled during Employee's employment hereunder, this Agreement and Employee's employment hereunder shall terminate on the date of determination by the Board of Directors of Company of such disability. As used herein, "disability" shall mean any condition that qualifies as a disability under Company's long-term disability plan as in effect on the date of determination or which renders Employee incapable of performing substantially all of Employee's managerial and Employee services hereunder for ninety (90) days or more in the aggregate during any one
(1) year period, and which at any time after such ninety (90) days Company's Board of Directors shall determine continues to render Employee incapable of performing Employee's managerial and Employee services hereunder. If this Agreement is terminated because of Employee's disability pursuant to this
Section 4.05, Company shall have no further obligation or liability to Employee under this

Agreement, except that Employee shall be entitled to receive only (i) the Minimum Payments, and (ii) the Severance Payments.

     SECTION 4.06 Notice of Termination. Any termination of Employee's employment by Company or by Employee (other than termination pursuant to Section
4.04 above) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth the circumstances which provide a basis for termination of Employee's employment under the provisions so indicated, and
(iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall not be more than ninety (90) days after the giving of such notice).

     SECTION 4.07 Date of Termination. "Date of Termination" shall mean the date of death, the date of the determination of a disability, the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

     SECTION 4.08 [Reserved]

     SECTION 4.09 No Additional Payments. Except as otherwise provided in this Agreement, upon termination of Employee's employment hereunder, Employee shall not be entitled to any severance payments or severance benefits from Company. Should Employee accept severance benefits from the Company, Employee shall not be entitled to any payments by Company on account of any claim for wrongful termination, including but not limited to claims under any federal, state or local human and civil rights or labor laws, other than the payments and benefits provided in Section IV hereof, except for any benefits which may be due to Employee in the normal course under any employee benefit plan or program of Company which provides for benefits after termination of employment. Employee's right to receive payments or benefits under this Agreement upon termination of employment will cease if Employee breaches any provision of Section V below. Receipt and acceptance of amounts paid to Employee followed by placement of such amounts in a segregated account, with prompt notice to the Company that Employee is not accepting the payment for purposes of this Section 4.09, shall not constitute acceptance of payment for purposes of this Section 4.09.


                            V. RESTRICTIVE COVENANTS

     SECTION 5.01 Confidential and Proprietary Information. As an employee of Company, Employee shall have access to certain Confidential and Proprietary Information (as defined below) concerning Company and its Affiliates (as defined below). Employee agrees that he will not, either directly or indirectly, disclose to any person or use any of the Confidential and Proprietary Information in any way during the Employment Term (except as required in the course of the performance of his duties to Company) or after the expiration of the Employment Term.

     For purposes of this Agreement, "Confidential and Proprietary Information" means any of the following information relating to the business of Company that is not generally known to competitors, suppliers and customers of Company: (i) any business or technical information, design, process, procedure, formula, improvement, or any portion or phase thereof, that is owned by or has, at the time of determination, been used by Company; (ii) any information related to the development of products and production processes; (iii) any information concerning proposed new processes;
(iv) any information concerning customer lists and other customer information, vendor lists and information, price data, cost data, profit plans, capital plans and proposed or existing marketing techniques or plans; and (v) any other information which would constitute a "Trade Secret" under the Uniform Trade Secrets Act as in force and effect in the State of California.

     For purposes of this Agreement, "Affiliate" means any corporation, company, partnership, joint venture, firm and/or other entity which controls, is controlled by or is under common control with the person with respect to which the term "Affiliate" is used. For purposes of this Agreement, "Person" means an individual, corporation, partnership, limited liability company, trust or unincorporated organization, or a government or any agency or political subdivision, thereof. "Control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or participating shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities (such as limited liability companies, partnerships or limited partnerships), either (x) direct or indirect ownership of at least fifty percent (50%) of the equity interest, or (y) the power to direct the management and policies of the noncorporate entity.

     SECTION 5.02 Inventions and Improvements. Employee agrees that he will assign to Company, without further consideration, the exclusive rights and title to all inventions, discoveries, ideas, improvements, and other intellectual property made or acquired by Employee during the Employment Term, whether alone or jointly with others. Employee further agrees to execute any and all documents that are required in order to transfer or assign such property rights to Company.

     SECTION 5.03 [Reserved]


                                VI. MISCELLANEOUS

     SECTION 6.01 Notices. Any notices to be given hereunder by either party to the other shall be in writing and may be effected by personal delivery, by courier, or by mail (registered or certified), postage prepaid with return receipt requested, or by facsimile confirmed by mail, or by overnight mail courier service. Notices shall be addressed to the parties at the addresses set forth below:


To Employee:           Fred Alexander
                       1835 "A" South Center City Parkway, #418
                       Escondido, California 92025
                       Facsimile: (760) 746-7596

To Company:            USA Biomass Corporation
                       Attention: Michael J. Silva
                       7314 Scout Avenue
                       Bell Gardens, California 90201
                       Facsimile: (562) 928-9932

     Mailed notices shall be deemed communicated as of four (4) calendar days after mailing. Notices delivered personally or by courier or facsimile or by overnight mail courier service shall be deemed delivered when actually received. Any party may change its address for notices by a notice in accordance with this section.

     Section 6.02 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Employee by Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever; provided, however, that the foregoing shall not apply to the provisions of the Merger Agreement, the Non-Competition Agreement executed in connection herewith, and any other ancillary documents executed in connection with the transactions arising therefrom (collectively, the "Transaction Documents"). Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party' which are not embodied herein or in the Transaction Documents, and that no other prior agreement, statement or promise not contained in this Agreement or in the Transaction Documents shall be valid and binding. A modification of this Agreement by means of a statement or promise not contained in this Agreement shall not be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to be charged.

          Section 6.03 Partial Invalidity. If any provision of this Agreement, or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographic and temporal restrictions and provisions contained in this Agreement), is held by a court of competent jurisdiction to be invalid, void or unenforceable for any reason, such provision or portion thereof will be modified or deleted in such a manner as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

     Section 6.04 Law Governing Agreement. To the extent not inconsistent with the arbitration provisions herein, this Agreement shall be governed by and construed in accordance with the law of the State of California. The parties hereto consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising our of or relating to this Agreement.

     Section 6.05 Arbitration. Any and all disputes or controversies arising out of this Agreement shall be resolved by arbitration in Orange County, California pursuant to the rules of the American Arbitration Association; provided, however, (i) the parties shall be entitled to pursue discovery in accordance with California Code of Civil Procedure ss. 1283.05 and (ii) the arbitration hearing shall commence no later than 120 calendar days after the arbitrator(s) is appointed. Unless specified otherwise herein, arbitration under this Section
6.05 shall be the exclusive means of resolving any and all disputes or controversies arising out of this Agreement. All parties shall bear their own costs and attorneys' fees in any arbitration or proceeding arising out of this Agreement, except that the Arbitrators' fees or costs shall be borne equally by the parties to such arbitration or proceeding.

     Section 6.06 Representation by Counsel. Employee acknowledges that he has been represented by legal counsel in connection with this Agreement and has consulted with such legal counsel.

     Section 6.07 Successors and Assigns. The rights and obligations of Company and Employee under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Company. The rights and obligations of Employee under this Agreement may not be assigned by Employee.

     Section 6.08 Counterp5ts. This Agreement may be executed in counterparts, all of which taken together will constitute one instrument.

     Section 6.09 Waiver. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

     SECTION 6.10 Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns. Company and Employee shall not assign, convey, or otherwise transfer, voluntarily or by operation of law, to any person or entity, this Agreement or any interest herein without the prior written consent of Company. Any attempt to do so without such consent shall be null and void.





                            (Signature page follows)

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                     "Company"

                                     USA BIOMASS CORPORATION



                                     By:       FRED BEHRENS
                                        ------------------------------------
                                      Name:    Fred Behrens
                                           ---------------------------------
                                     Title:    Chairman
                                           ---------------------------------


                                     "Employee"



                                      --------------------------------------
                                      Fred Alexander

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                     "Company"

                                     USA BIOMASS CORPORATION



                                     By:
                                        ------------------------------------
                                      Name:
                                           ---------------------------------
                                     Title:
                                           ---------------------------------


                                     "Employee"


                                            /s/ FRED ALEXANDER
                                      --------------------------------------
                                      Fred Alexander

                             USA Biomass Corporation
                                7314 Scout Avenue
                             Bell Gardens, CA 90201


                                  March 1, 2000


Dear Linda:

     This letter confirms that we have offered you employment with us on the following terms, to begin March 4, 2000:

1.    Your initial position will be Accounting Supervisor.

2.    Your monthly base salary is $4,000.

3. You are entitled to receive holidays, 4 weeks vacation, medical and dental insurance, and other standard Company benefits, all in accordance with standard Company plans and any revisions thereof.

4. You shall be reimbursed for reasonable and necessary business expenses authorized and verified to Company's satisfaction.

5. Your employment is at will. Either you or the Company may terminate this employment relationship at any time for any reason, with or without "cause" (as defined below). If, however, the Company terminates you without "cause" during the first 12 months of your employment, you shall be entitled to receive your monthly base salary and standard company benefits until and through the date that is twelve months from the date you began your employment with us. The Company may terminate your employment for "cause" due to any of the following acts or omissions:

     a. Failure to perform your duties in a manner reasonably consistent with the criteria established by the President and/or Board of Directors of Company; provided, however, that termination pursuant to this paragraph (a) shall be preceded by sixty (60) days prior written notice providing a reasonable opportunity for your to correct your conduct, if the conduct in question can be corrected;


     b. Your intentional breach of any statutory or common law duty of loyalty to the Company;

     c. Any illegal act which materially and adversely affects the Company or any of its affiliates;

     d. Engagement in serious misconduct which is material to the performance of your duties and obligations for the Company, including, without limitation, the disclosure of confidential or proprietary information;

     e. Conviction of any felony or for any crime or offense causing harm to the Company or any of its affiliates or involving acts of theft, fraud, misappropriation of funds, embezzlement, moral turpitude or similar conduct; or

     f. Willful or intentiona1 misuse or diversion of Company funds, misappropriation of funds, embezzlement, or fraudulent or willful misrepresentations or omissions on any written reports submitted to the Company.

6. We each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of your employment or its termination. Such arbitration would be in Orange County, California, or other mutually agreed location, before the American Arbitration Association, and in lieu of any court action.

     No other promises or representations have been made to you.

     Please sign below and return the original to me to accept employment.


                                                 Very truly yours,



                                                /s/ FRED BEHRENS
                                               ---------------------------------
                                               Fred Behrens


Agreed to this 10th day of March, 2000

LINDA ALEXANDER
--------------------------------
Linda Alexander

                             USA Biomass Corporation
                                7314 Scout Avenue
                             Bell Gardens, CA 90201
                                  March 1, 2000


Dear Christine:

     This letter confirms that we have offered you employment with us on the following terms, to begin March 1, 2000:

1.   Your initial position will be Payroll Administrator.

2.   Monthly base salary of $2,815.

3. Holidays, vacation, medical and dental insurance, and other standard Company benefits, all in accordance with standard Company plans and any revisions thereof.

4. Reimbursement of reasonable and necessary business expenses authorized and verified to Company's satisfaction.

5.   Company will provide you with a vehicle, consistent with Company policy.


6. Your employment is at will. Either you or the Company may terminate this employment relationship at any time for any reason with or without cause. No one has the authority to change this except by a written agreement signed by both parties. Two weeks notice would be expected from you and would be given to you (or pay in lieu of notice) absent unusual circumstances.

7. We each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of your employment or its termination. Such arbitration would be in Orange County, California, or other mutually-agreed location, before the American Arbitration Association, and in lieu of any court action.

     No other promises or representations have been made to you.

     Please sign below and return the original to me to accept employment.


                                               Very truly your,


                                                /s/ FRED BEHRENS
                                               ---------------------------------
                                               Fred Behrens



Agreed to this    day of       , 2000



---------------------------------
Christine Alexander

                             USA Biomass Corporation
                                7314 Scout Avenue
                             Bell Gardens, CA 90201

                                  March 1, 2000

Dear Bob:

     This letter confirms that we have offered you employment with us on the following terms, to begin March 1, 2000:

3.   Your initial position will be Office Assistant.

4.   Monthly base salary of $1,000.

3. Holidays, vacation, medical and dental insurance, and other standard Company benefits, all in accordance with standard Company plans and any revisions thereof.

4. Reimbursement of reasonable and necessary business expenses authorized and verified to Company's satisfaction.

5. Your employment is at will. Either you or the Company may terminate this employment relationship at any time for any reason with or without cause. No one has the authority to change this except by a written agreement signed by both parties. Two weeks notice would be expected from you and would be given to you (or pay in lieu of notice) absent unusual circumstances.

6. We each mutually agree to arbitrate any and all differences, claims, or disputes, of every kind (statutory or other) arising out of your employment or its termination. Such arbitration would be in Orange County, California, or other mutually-agreed location, before the American Arbitration Association, and in lieu of any court action.

     No other promises or representations have been made to you.

     Please sign below and return the original to me to accept employment.


                                               Very truly yours,


                                                /s/ FRED BEHRENS
                                               ---------------------------------
                                               Fred Behrens


Agreed to this    day of        , 2000


---------------------------------
Bob Sharp

                             USA BIOMASS CORPORATION


                       NONSTATUTORY STOCK OPTION AGREEMENT


     THIS AGREEMENT (the "Agreement") between USA BIOMASS CORPORATION, a Delaware corporation (the "Company"), and FRED ALEXANDER ("Employee") is entered into as of the 1st day of March, 2000.

                                    RECITALS

     Pursuant to an Employment Agreement dated March 1, 2000, between the Company and Employee (the "Employment Agreement"), the Company has agreed to grant to Employee this option to purchase shares of the Company's common stock as an inducement to Employee to enter into the Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Grant. The Company hereby grants to Employee the right to purchase up to 250,000 shares of common stock of the Company at a price of $3.50 per share, on the terms and conditions set forth herein. This option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, as amended, and is not made pursuant to any Company stock option plan. Employee agrees that Employee and any other person who may be entitled hereunder to exercise this option shall be bound by all terms and conditions of this Agreement.

     This Agreement and the grant of the option herein shall not be effective unless and until Employee commences full time employment with the Company pursuant to the terms of the Employment Agreement. If Employee does not commence full time employment with the Company pursuant to the terms of the Employment Agreement, this Agreement and the option granted herein shall be null and void, and the parties hereto shall be deemed to have no rights or obligations under this Agreement whatsoever.

     2. Exercisability. The option granted herein shall become exercisable at the following times and in the following amounts:

          The   option   shall   become   exercisable   in
     cumulative increments of 125,000 shares on each of (a)
     September 1, 2000,  and (b) March 1, 2001. The option
     granted  hereunder  shall  lapse  and  expire  on the
     seventh (7th) anniversary of the date hereof,  unless
     terminated   sooner  as  provided  below;   provided,
     however, that the term of the option shall be extended for any period that the ability of Employee to exercise his option is suspended pursuant to the provision of Section 9, hereof.

     If Employee does not purchase the full number of shares he is entitled to purchase in any one year, the right to purchase such shares carries over to the subsequent years during the term of this option.

     3. Exercise. This option may be exercised on the terms and conditions contained herein by giving ten (10) days' prior written notice of exercise to the Company, specifying the number of shares to be purchased and the price to be paid therefor and by delivering a check in the amount of the purchase price payable to the Company. The purchase price may also be paid, in whole or in part, by delivery to the Company of outstanding shares of the Company's common stock previously held by the Employee valued at "Fair Market Value".

     For the purposes of this Agreement, "Fair Market Value" as of a certain date (the "Determination Date") means: (a) the closing price of a share of the Company's common stock on the principal exchange on which shares of the Company's common stock are then trading, if any, on the Determination Date, or, if shares were not traded on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (b) if such stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system,
(i) the last sales price (if the stock is then listed as a National Market Issue under The Nasdaq National Market System) or (ii) the mean between the closing representative bid and asked prices (in all other cases) for the stock on the Determination Date as reported by NASDAQ or such successor quotation system; or
(c) if such stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on the Determination Date, as determined in good faith by the Board; or (d) if the Company's stock is not publicly traded, the fair market value established in good faith by the Board.

     4. Temination of Employment. If Employee's employment is terminated by the Company for any reason (other than the conviction of a criminal act constituting a felony and substantially involving the Company), the stock options will vest on the dates set forth in Section 2, hereof. Employee, or Employee's estate shall have the right to exercise these options for one (1) year following the date of vesting; provided, however, that the term of the option shall be extended for any period that the ability of Employee to exercise his option is suspended pursuant to the provision of Section 9, hereof.

     5. Transferability. This option shall be transferable only by will or by the law of descent and distribution to the estate (or other personal representative) of Employee and shall be exercisable during Employee's lifetime only by him. Except as otherwise provided herein, any attempt at alienation, assignment, pledge, hypothecation, transfer, sale, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of this option or any right under this Agreement, shall be null and void.

     6. Withholding Requirements. In the event the Company determines that it is required to withhold state or federal income taxes as a result of the exercise of this option, Employee shall be required, as a condition to the exercise hereof, to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements.

     7. Rights as a Stockholder. Employee, or any permitted transferee of Employee, shall have no rights as a stockholder with respect to any shares covered by this option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 of this Agreement. This Agreement shall not confer upon Employee any right of continued employment by the Company or interfere in any way in the Company's right to terminate Employee.

     8. Recapitalization. Subject to any required action by stockholders, the number of shares of common stock covered by this option and the exercise price thereof shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of such shares or the payment of a stock dividend (but only of common stock) or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company. Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, this option shall pertain and apply to the, securities to which a holder of the number of shares of common stock subject to the option would have been entitled.

     The foregoing adjustments shall be made by the Company's Board. of Directors, whose determination shall be conclusive and binding on the Company and Employee.

     9. Securities Act and Other Regulatory Requirements. This option is not exercisable, in whole or in part, and the Company is not obligated to sell any shares of the Company's common stock subject to this option, if such exercise or sale, in the opinion of counsel for the Company, would violate the Securities Act of 1933 (or any other federal or state statutes having similar requirements) as it may be in effect at that time. In the event that he option is not exercisable pursuant to the provisions of this Section 9 for a period of six consecutive months, Company shall purchase the option from Employee for alternative compensation in an amount designed to approximate the value of the option on such date.

     10. Effect of Exercise. Upon the exercise of all or any part of this option, the number of shares of common stock subject to the option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

     11. Notices. Any notice or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person to an officer or duly authorized representative of the other party, or deposited in the United States mail, duly certified or registered, return receipt requested, postage prepaid, and addressed to the party to whom intended. If sent to the Company, it shall be addressed in care of the President, 7314 Scout Avenue, Bell Gardens, California 90201, and if sent to Employee, it shall be addressed to Employee's address on file with the Company on the date of such notice. If sent by mail, notice shall be deemed given two days after deposit of such notice in the mail and in accordance with this section. Any party may from time to time, by written notice to the other, designate a different address for notice which shall be substituted for that specified above.

     12. Choice of Law: Counterparts. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of California. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     13. Venue. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California. County of Orange, and/or the United States District Court for the Central District of California (Southen Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto, except in such courts).

     14.  Successor.  This  Agreement  shall be  binding  upon and  inure to the
benefit  of  the  parties  hereto  and  their  respective   successors,   heirs,
beneficiaries, executors and administrators.

     15. Paragraph Headings: Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time nor does this Agreement constitute a contract or agreement for employment.



     IN WITNESS WHEREOF, this Agreement is executed as of the date first



                                                      USA BIOMASS CORPORATION



                                                      By:
                                                         -----------------------
                                                      Its:
                                                          ----------------------

                                                      EMPLOYEE:


                                                      /s/ Fred Alexander
                                                      --------------------------
                                                      Fred Alexander
executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     13. Venue. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of California, County of Orange, and/or the United States District Court for the Central District of California (Southern Division) for any actions, suits, controversies or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto, except in such courts).

     14.  Successor.  This  Agreement  shall be  binding  upon and  inure to the
benefit  of  the  parties  hereto  and  their  respective   successors,   heirs,
beneficiaries, executors and administrators.

     15. Paragraph Headings: Employment. Paragraph headings are for convenience only and are not part of the context. This Agreement shall not obligate the Company or any affiliate to employ Employee for any period of time nor does this Agreement constitute a contract or agreement for employment.


     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                       USA BIOMASS CORPORATION



                                       By:   /s/ FRED BEHRENS
                                          --------------------------------

                                       Its:  Chairman
                                           -------------------------------


                                       EMPLOYEE:



                                       -------------------------------
                                       Fred Alexander

                             USA BIOMASS CORPORATION
                                7314 Scout Avenue
                         Bell Gardens, California 90201

                                  March 1, 2000



Mr. Fred Alexander
1835 "A" South Center City Parkway,
#418
Escondido, California 92025

                   Re:  Appointment as Director
                        -----------------------
Dear Fred:

     This letter will confirm that the Board of Directors of USA Biomass Corporation ("USBC") will appoint you as a director at the next meeting of the Board of Directors and that your name will be included on the slate of directors to be submitted to the shareholders at the next annual meeting of the shareholders of USBC.



                                            Sincerely,



                                            --------------------------------
                                            Fred Behrens
                                            President

                               STATE OF CALIFORNIA

                                     [SEAL]

                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and Correct.


                                  IN WITNESS WHEREOF I execute this
                                     certificate and affix the Great
                                     Seal of the State of California
                                     this day of



                                     -------------------------------
[SEAL]

                                     /s/ Bill Jones
                                     Secretary of State

                                                                   [STAMP]
                                                              ENDORSED - FILED
                                                            in the office of the
                                                            Secretary of State
                                                             of the State of
                                                                California

                                                                FEB 28 2000

                                                                BILL JONES,
                                                              Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF

                              AWT ACQUISITION CORP.



                                        I

     The name of this corporation is AWT ACQUISITION CORP.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name in the State of California of this corporation's initial agent for service of process is: Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000.

                                        V

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

     This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.


                                               /s/ Barbara Alder
DATED: February 25, 2000                       ---------------------------
                                               Barbara Alder, Incorporator

                                     BYLAWS

                                       OF

                             AWT ACQUISITION CORP.

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I

OFFICES .......................................................................1
  Section 1.  Principal Offices ...............................................1
  Section 2.  Other Offices ...................................................1

ARTICLE II

MEETINGS OF SHAREHOLDERS ......................................................1
  Section 1.  Place of Meetings ...............................................1
  Section 2.  Annual Meetings .................................................1
  Section 3.  Special Meeting .................................................1
  Section 4.  Notice of Shareholders' Meetings ................................2
  Section 5.  Manner of Giving Notice: Affidavit of Notice ....................2
  Section 6.  Quorum ..........................................................3
  Section 7.  Adjourned Meeting: Notice .......................................3
  Section 8.  Votin ...........................................................3
  Section 9.  Waiver of Notice or Consent by Absent Shareholders ..............4
  Section 10. Shareholder Action by Written Consent Without a Meeting .........4
  Section 11. Record Date for Shareholder Notice. Voting, and
               Giving Consents ................................................5
  Section 12. Proxies .........................................................5
  Section 13. Inspectors of Election ..........................................6

ARTICLE III

DIRECTORS
  Section 1.  Powers ..........................................................6
  Section 2.  Number and Qualification ........................................6
  Section 3.  Election and Term of Office of Directors ........................7
  Section 4.  Vacancies .......................................................7
  Section 5.  Place of Meetings and Meetings by Telephone .....................8
  Section 6.  Annual Meeting ..................................................8
  Section 7.  Other Regular Meetings ..........................................9
  Section 8.  Special Meetings ................................................9
  Section 9.  Quorum ..........................................................9
  Section 10. Waiver of Notice ................................................9
  Section 11. Adjournment .....................................................9
  Section 12. Notice of Adjournment ..........................................10
  Section 13. Action Without Meeting .........................................10
  Section 14. Fees and Compensations of Directors ............................10

                                                                            Page
ARTICLE IV

COMMITTEES ...................................................................10
  Section 1.  Committees of Directors ........................................10
  Section 2.  Meetings and Action of Committees ..............................11

ARTICLE V

OFFICERS .....................................................................11
  Section 1.  Officers .......................................................11
  Section 2.  Election of Officers ...........................................11
  Section 3.  Subordinate Officers ...........................................11
  Section 4.  Removal and Resignation of Officers ............................12
  Section 5.  Vacancjes in Offices ...........................................12
  Section 6.  Chairman of the Board ..........................................12
  Section 7.  Chief Executive Officer ........................................12
  Section 8.  President ......................................................12
  Section 9.  Vice Presidents ................................................12
  Section 10. Secretary ......................................................13
  Section 11. Chief Financial Officer ........................................13

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
AGENTS .......................................................................13

ARTICLE VII

RECORDS AND REPORTS ..........................................................14
  Section 1.  Maintenance and Inspection of Share Register ...................14
  Section 2.  Maintenance and Inspection of Bylaws ...........................15
  Section 3.  Maintenance and Inspection of Other Corporate Records ..........15
  Section 4.  Inspection by Directors ........................................15
  Section 5.  Annual Report to Shareholders ..................................15
  Section 6.  Financial Statements ...........................................15
  Section 7.  Annual Statement of General Information ........................16

ARTICLE VIII
GENERAL CORPORATE MATTERS ....................................................16
  Section 1.  Record Date for Purposes Other Than Notice and Voting ..........16
  Section 2.  Checks. Drafts. Evidences of Indebtedness ......................17
  Section 3.  Corporate Contracts and Instruments: How Executed ..............17
  Section 4.  Certificates for Shares ........................................17

                                                                            Page

  Section 5.  Lost Certificates ..............................................17
  Section 6.  Representation of Shares of Other Corporations .................18
  Section 7.  Construction and Definitions ...................................18

ARTICLE IX

AMENDMENTS ...................................................................18
  Section 1. Amendment by Shareholders .......................................18
  Section 2. Amendment by Directors ..........................................18

CERTIFICATE OF SECRETARY .....................................................19

                                     BYLAWS

                                       OF

                              AWT ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     Section 2. Other Offices. The Board of Directors may at any time establish, or may designate an officer of the corporation to establish, branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

     Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the Presiden, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 4. Notice of Shareholders' Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of(i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to 1201 of that Code,
(iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other means of written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. Adjourned Meeting; Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

     The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California Corporations Code or by the Articles of Incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a Written Waiver of Notice or a Consent to a holding of the meeting, or an approval of the minutes. The Waiver of Notice or Consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the Waiver of Notice or Consent shall state the general nature of the proposal.

     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 10. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the Unanimous Written Consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
II. In the case of approval of(i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation. pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval.

     Section 11. Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to such prior action, or the sixtieth (60th) day before the date of such prior action, whichever is later.

     Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

     Section 13. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at the meeting or its adjournment. If no Inspectors of Election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint Inspectors of Election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b) Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. Subject to the provisions of the California Corporations Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

          (a) Select and remove all officers, agents, and employees of the corporation; present any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     Section 2. Number and Oualificationof Directors. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the number of directors should ever be increased to five (5) or more, an amendment to this Section 2 reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum. or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of all shares entitled to vote for the election of directors. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 5. Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present in person at the meeting. With respect to any director who participates in a meeting of the board by conference telephone or other communications equipment, the Chairman of the Board, Chief Executive Officer or President shall verify by voice recognition or any other means reasonably selected at the outset of such meeting (i) the identity of that member and (ii) that statements, questions, actions or votes by members so participating are made by such members and not by persons who are not permitted to participate as directors.

     Section 6. Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be (i) delivered personally or by telephone (intluding a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means, to each director at least forty-eight (48) hours before the time of the holding of the meeting or (ii) sent by first-class mail at least four (4) days before the time of the holding of the meeting, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     Section 9. Ouorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 3 10 of the California Corporations Code (as to
approval  of  contracts  or  transactions  in which a  director  has a direct or indirect  material  financial  interest),  Section  311  of  that  Code  (as  to appointment of committees), and Section 31 7(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 10. Waiver of Notice. The transactions of any meetingof the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     Section 13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a)  The  approval  of  any  action   which,   under  the   California
     Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) The filling of vacancies on the Board of Directors or in any committee;

          (c) The fixing of compensation of the directors for serving on the board or on any committee;

          (d) The amendment or repeal of bylaws or the adoption of new bylaws.

          (e) The amendment or repeal of any resolutions of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

          (g) The appointment of any other committees of the Board of Directors or the members of these committees.

     Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meetings), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE V

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

     Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the President, or Chief Executive Officer, if any, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for rdgular appointments to that office.

     Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no Chief Executive Officer or President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 7. Chief Executive Officer. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence or disability of the Chairman of the Board, or if no such officer is elected, the Chief Executive Officer shall preside at all meetings of shareholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors or as prescribed by the bylaws.

     Section 8. President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or Chief Executive Officer, if any, or as prescribed by the bylaws. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 9. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the President, or the Chairman of the Board.

     Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.


     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained eaming, and shares. The books of account shall at all reasonable times be open to inspection by any director.


     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.


                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS

     The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. The corporation shall also have the authority, to the maximum extent permitted by the California Corporations Code, to advance expenses incurred by any agent of the corporation in defending any proceeding.

     The corporation shall have the authority to purchase and maintain insurance on behalf of agents of the corporation against any liability asserted against or incurred by any agent in such capacity or arising out of the agent's status as agent.

     The corporation shall have the power to enter into binding agreements with its agents to provide the indemnification allowed under this Article.

     Nothing in this Article shall be construed either to allow indemnification of any agent for any acts or omissions or transactions from which such agent may not be indemnified under applicable California law or to deny indemnification when applicable California law requires indemnification.

     For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. For purposes of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article, "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.


                                   ARTICLE VII

                               RECORDS AND REPORTS

     Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of the date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section 2. Maintenance and InsDection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. Annual Renort to Shareholders. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropnate.

     Section 6. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six (6) month or nine (9) month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any. of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     Section 7. Annual Statement of General Information. The corporation shall in each year file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary. and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.


                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

     Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than Action by Shareholders by Written Consent Without a Meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     Section 2. Checks, Drafts. Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name or payable to the corporation. shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 3. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws. may authorize any officer or officers, agent or agents. to enter into any contract or executeany instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 4. Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Chief Executive Officer or the President or Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the tert "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     Section 2. Amendment by Directors. In addition to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board of Directors, provided, however, that the Board of Directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 2 of Article III of these bylaws.

                            CERTIFICATE OF SECRETARY


     The undersigned hereby certifies that:

     1. The undersigned is the duly elected and acting Secretary of AWT Acquisition Corp., a California corporation; and

     2. The foregoing bylaws constitute the bylaws of said corporation as duly adopted by Unanimous Written Consent of the Board of Directors dated as of March 1, 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said corporation on March 1, 2000.

                                                  /s/ Michael J. Silva
                                                  ------------------------------
                                                  Michael J. Silva, Secretary

================================================================================
THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH ON THE REVERSE HEREOF

                               February 28, 2000


Number 1                                                            2,000 Shares
                                                                    Common Stock

                             AWT ACQUISITION CORP.
                            a California Corporation

                    1,000,000 Shares Authorized Common Stock


     THIS CERTIFIES THAT: USA Biomass Corporation, a Delaware corporation, is the registered holder of two thousand (2,000) shares of Common Stock of AWT ACQUISITION CORP., transferable only on the share register of this corporation by the holder hereof, in person or by duly authorized authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of this corporation, a copy of each of which is on file at the office of this corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

     WITNESS the Seal of this corporation and the signatures of its duly authorized officers this __ day of March 2000.


/s/ Michael J. Silva                              /s/ Michael J. Silva
------------------------------                    ------------------------------
Micheal J. Silva, Secretary                       Micheal J. Silva, President
================================================================================

                              State of California
                                     [SEAL]
                               SECRETARY OF STATE

     I, BILL JONES, Secretary of State of the State of California, hereby certify:

     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of



[SEAL]                                             /s/ Bill Jones
                                                   ------------------
                                                   Secretary of State

                                                          ENDORSED - FILED
                                         in the office at the Secretary of State
                                                      of the State of California

                                                             FEB 28 2000

                                                  BILL JONES, Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF

                              AGI ACQUISITION CORP.


                                        I

              The name of this corporation is AGI ACQUISITION CORP.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name in the State of California of this corporation's initial agent for service of process is: Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000.

                                        V

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

     This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.


DATED: February 25, 2000                /s/ Barbara Alder
                                       -------------------------------
                                        Barbara Alder, Incorporator


                                                                  [SEAL OMITTED]

                                     BYLAWS

                                       OF

                             AGI ACQUISITION CORP.

                                TABLE OF CONTENTS



                                                                              Page
                                                                              ----

ARTICLE I

OFFICES ........................................................................1
  Section 1.  Principal Offices ................................................1
  Section 2.  Other Offices ....................................................1

ARTICLE II

MEETINGS OF SHAREHOLDERS .......................................................1
  Section 1.  Place of Meetings ................................................I
  Section 2.  Annual Meetings ..................................................1
  Section 3.  Special Meeting ..................................................1
  Section 4.  Notice of Shareholders' Meetings .................................2
  Section 5.  Manner of Giving Notice: Affidavit of Notice .....................2
  Section 6.  Quorum ...........................................................3
  Section 7.  Adjourned Meeting: Notice ........................................3
  Section 8.  Voting ...........................................................3
  Section 9.  Waiver of Notice or Consent by Absent Shareholders ...............4
  Section 10. Shareholder Action by Written Consent Without a Meeting ..........4
  Section 11. Record Date for Shareholder Notice, Voting, and Giving Consents ..5
  Section 12. Proxies ..........................................................5
  Section 13. Inspectors of Election ...........................................6

ARTICLE III

DIRECTORS
  Section 1.  Powers ...........................................................6
  Section 2.  Number and Qualification of Directors ............................7
  Section 3.  Election and Term of Office of Directors .........................7
  Section 4.  Vacancies ........................................................8
  Section 5.  Place of Meetings and Meetings by Telephone ......................8
  Section 6.  Annual Meeting ...................................................9
  Section 7.  Other Regular Meetings ...........................................9
  Section 8.  Special Meetings .................................................9
  Section 9.  Quorum ...........................................................9
  Section 10. Waiver of Notice .................................................9
  Section 11. Adjournment .....................................................10
  Section 12. Notice of Adjournment ...........................................10
  Section 13. Action Without Meeting ..........................................10
  Section 14. Fees and Compensation of Directors ..............................10


                                                                              Page
                                                                              ----
ARTICLE IV

COMMITTEES ....................................................................10
  Section 1.  Committees of Directors .........................................10
  Section 2.  Meetings and Action of Committees ...............................11

ARTICLE V

OFFICERS ......................................................................11
  Section 1.  Officers ........................................................11
  Section 2.  Election of Officer's ...........................................11
  Section 3.  Subordinate Officers ............................................11
  Section 4.  Removal and Resignation of Officers .............................12
  Section 5.  Vacancies in Offices ............................................12
  Section 6.  Chairman of the Board ...........................................12
  Section 7.  Chief Executive Officer .........................................12
  Section 8.  President .......................................................12
  Section 9.  Vice Presidents .................................................12
  Section 10. Secretary .......................................................13
  Section 11. Chief Financial Officer .........................................13

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
AGENTS ........................................................................13

ARTICLE VII

RECORDS AND REPORTS ...........................................................14
  Section 1.  Maintenance and Inspection of Share Register ....................14
  Section 2.  Maintenance and Inspection of Bylaws ............................15
  Section 3.  Maintenance and Inspection of Other Corporate Records ...........15
  Section 4.  Inspection by Directors .........................................15
  Section 5.  Annual Report to Shareholders ...................................15
  Section 6.  Financial Statements ............................................15
  Section 7.  Annual Statement of General Information .........................16

ARTICLE VIII

GENERAL CORPORATE MATTERS .....................................................16
  Section 1.  Record Date for Purposes Other Than Notice and Voting ...........16
  Section 2.  Checks, Drafts. Evidences of Indebtedness .......................17
  Section 3.  Corporate Contracts and Instruments: How Executed ...............17
  Section 4.  Certificates for Shares .........................................17


                                                                              Page
                                                                              ----

  Section 5. Lost Certificates ................................................17
  Section 6. Representation of Shares of Other Corporations ...................18
  Section 7. Construction and Definitions .....................................18

ARTICLE IX

AMENDMENTS ....................................................................18
  Section 1. Amendment by Shareholders ........................................18
  Section 2. Amendment by Directors ...........................................18

CERTIFICATE OF SECRETARY ......................................................19

                                     BYLAWS

                                       OF

                              AGI ACQUISITION CORP.


                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     Section 2. Other Offices. The Board of Directors may at any time establish, or may designate an officer of the corporation to establish, branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

     Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 4. Notice of Shareholders' Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to 1201 of that Code,
(iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other means of written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6. Quorum. The presence in person or by proxy of the holders of a majority, of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. Adjourned Meeting; Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

     The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal; but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California Corporations Code or by the Articles of Incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a Written Waiver of Notice or a Consent to a holding of the meeting, or an approval of the minutes. The Waiver of Notice or Consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the Waiver of Notice or Consent shall state the general nature of the proposal.

     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 10. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the Unanimous Written Consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval.

     Section 11. Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to such prior action, or the sixtieth (60th) day before the date of such prior action, whichever is later.

     Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(0 of the California Corporations Code.

     Section 13. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at the meeting or its adjournment. If no Inspectors of Election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint Inspectors of Election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b) Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents;

          (e) Determine when the polls shall close;

          (f) Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.


                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. Subject to the provisions of the California Corporations Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

          (a) Select and remove all officers, agents, and employees of the corporation; present any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

          (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

          (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     Section 2. Number and Qualification of Directors. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the number of directors should ever be increased to five (5) or more, an amendment to this Section 2 reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 4. Vacancies. Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, except that a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of all shares entitled to vote for the election of directors. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

     Any director may resign effective on giving written notice to the chairman of the Board, the President, the Secretary, or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

     Section 5. Place of Meetings and Meetings by Telephone. Regular meetings of the Board of Directors may be held at any place within or outside the State of California that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, at the principal executive office of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another and all such directors shall be deemed to be present in person at the meeting. With respect to any director who participates in a meeting of the board by conference telephone or other communications equipment, the Chairman of the Board, Chief Executive Officer or President shall verify by voice recognition or any other means reasonably selected at the outset of such meeting (i) the identity of that member and (ii) that statements, questions, actions or votes by members so participating are made by such members and not by persons who are not permitted to participate as directors.

     Section 6. Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be (i) delivered personally or by telephone (including a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means, to each director at least forty-eight (48) hours before the time of the holding of the meeting or (ii) sent by first-class mail at least four (4) days before the time of the holding of the meeting, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     Section 9. Ouorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect  material  financial  interest),  Section  311  of  that  Code  (as  to appointment of committees), and Section 317(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     Section 13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors. designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a)  The  approval  of  any  action   which,   under  the   California
     Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) The filling of vacancies on the Board of Directors or in any committee;

          (c) The fixing of compensation of the directors for serving on the board or on any committee;

          (d) The amendment or repeal of bylaws or the adoption of new bylaws.

          (e) The amendment or repeal of any resolutions of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

          (g) The appointment of any other committees of the Board of Directors or the members of these committees.

     Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meetings). with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE V

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

     Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the President, or Chief Executive Officer, if any, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no Chief Executive Officer or President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 7. Chief Executive Officer. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence or disability of the Chairman of the Board, or if no such officer is elected, the Chief Executive Officer shall preside at all meetings of shareholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation. and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors or as prescribed by the bylaws.

     Section 8. President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or Chief Executive Officer, if any, or as prescribed by the bylaws. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 9. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws. and the President, or the Chairman of the Board.

     Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earning, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.


                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS

     The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its agents against expenses, judgments. fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. The corporation shall also have the authority, to the maximum extent permitted by the California Corporations Code, to advance expenses incurred by any agent of the corporation in defending any proceeding.

     The corporation shall have the authority to purchase and maintain insurance on behalf of agents of the corporation against any liability asserted against or incurred by any agent in such capacity or arising out of the agent's status as agent.

     The corporation shall have the power to enter into binding agreements with its agents to provide the indemnification allowed under this Article.

     Nothing in this Article shall be construed either to allow indemnification of any agent for any .acts or omissions or transactions from which such agent may not be indemnified under applicable California law or to deny indemnification when applicable California law requires indemnification.

     For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. For purposes of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article, "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.


                                   ARTICLE VII

                               RECORDS AND REPORTS

     Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of the date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

     Section 6. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six (6) month or nine (9) month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     Section 7. Annual Statement of General Information. The corporation shall in each year file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.


                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

     Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than Action by Shareholders by Written Consent Without a Meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 3. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 4. Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Chief Executive Officer or the President or Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

                            CERTIFICATE OF SECRETARY


     The undersigned hereby certifies that:

     1. The undersigned is the duly elected and acting Secretary of AGI Acquisition Corp., a California corporation; and

     2. The foregoing bylaws constitute the bylaws of said corporation as duly adopted by Unanimous Written Consent of the Board of Directors dated as of 3/1/2000.

     IN WITNESS WHEREOF. I have hereunto subscribed my name and affixed the seal of said corporation on March 1, 2000.


                                                 /s/ Michael J. Silva
                                                 -------------------------------
                                                 Michael J. Silva, Secretary

     Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     Section 2. Amendment by Directors. In addition to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board of Directors, provided, however, that the Board of Directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 2 of Article III of these bylaws.

================================================================================

THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH ON THE REVERSE HEREOF

                               February 28, 2000


Number 1                                                            2,000 Shares
                                                                    Common Stock


                             AGI ACQUISITION CORP.
                            a California Corporation

                    1,000,000 Shares Authorized Common Stock


     THIS CERTIFIES THAT: USA Biomass Corporation, a Delaware corporation, is the registered holder of two thousand (2,000) shares of Common Stock of AGI ACQUISITION CORP., transferable only on the share register of this corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of this corporation, a copy of each of which is on file at the office of this corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

     WITNESS the Seal of this corporation and the signatures of its duly authorized officers this ___ day of March, 2000.


/s/ Michael J. Silva                            /s/ Michael J. Silva
-------------------------------                 --------------------------------
Michael J. Silva, Secretary                     Michael J. Silva, President

================================================================================

                              STATE OF CALIFORNIA

                                     [SEAL]


                               SECRETARY OF STATE


     I, BILL JONES, Scretary of State of the state of California, hereby certify:

     That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.




[SEAL] IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of


                    ------------------------------------------------------------

                    /s/ Bill Jones
                    Scretary of State

                                                          ENDORSED - FILED
                                         in the office of the Secretary of State
                                                      of the State of California

                                                             FEB 28 2000

                                                  BILL JONES, Secretary of State


                            ARTICLES OF INCORPORATION

                                       OF

                              AGI ACQUISITION CORP.


                                        I

              The name of this corporation is AGI ACQUISITION CORP.

                                       II

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

     The name in the State of California of this corporation's initial agent for service of process is: Corporation Service Company which will do business in California as CSC-Lawyers Incorporating Service.

                                       IV

     This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 1,000,000.

                                        V

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                                       VI

     This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to this corporation and its shareholders.


DATED: February 25, 2000                /s/ Barbara Alder
                                       -------------------------------
                                        Barbara Alder, Incorporator


                                                                  [SEAL OMITTED]

                                     BYLAWS

                                       OF

                             AFI ACQUISITION CORP.

                                TABLE OF CONTENTS


                                                                           Page

ARTICLE I

OFFICES .....................................................................1
  Section 1. Principal Offices ..............................................1
  Section 2. Other Offices ..................................................1

ARTICLE II

MEETINGS OF SHAREHOLDERS ....................................................1
  Section 1. Place of Meetings ..............................................1
  Section 2. Annual Meetings ................................................1
  Section 3. Special Meeting ................................................1
  Section 4. Notice of Shareholders' Meetings ...............................2
  Section 5. Manner of Giving Notice: Affidavit of Notice ...................2
  Section 6. Quorum .........................................................3
  Section 7. Adjourned Meeting: Notice ......................................3
  Section 8. Voting .........................................................3
  Section 9. Waiver of Notice or Consent by Absent Shareholders .............4
  Section 10.Shareholder Action by Written Consent Without a Meeting ........4
  Section 11.Record Date for Shareholder Notice. Voting, and Giving Consents.5
  Section 12.Proxies ........................................................5
  Section 13.Inspectors of Election .........................................6

ARTICLE III

DIRECTORS
  Section 1. Powers .........................................................6
  Section 2. Number and Qualification of Directors ..........................7
  Section 3. Election and Term of Office of Directors .......................7
  Section 4. Vacancies ......................................................8
  Section 5. Place of Meetings and Meetings by Telephone ....................8
  Section 6. Annual Meeting .................................................9
  Section 7. Other Regular Meetings .........................................9
  Section 8. Special Meetings ...............................................9
  Section 9. Quorum .........................................................9
  Section 10.Waiver of Notice ...............................................9
  Section 11.Adjournment ...................................................10
  Section 12.Notice of Adjournment .........................................10
  Section 13.Action Without Meeting ........................................10
  Section 14.Fees and Compensation of Directors ............................10

                                                                           Page
ARTICLE IV
COMMITTEES .................................................................10
     Section 1. Committees of Directors ....................................10
     Section 2. Meetings and Action of Committees ..........................11

ARTICLE V
OFFICERS 11
  Section 1. Officers ......................................................11
  Section 2. Election of Officers ..........................................11
  Section 3. Subordinate Officers ..........................................11
  Section 4. Removal and Resignation of Officers ...........................12
  Section 5. Vacancies in Offices ..........................................12
  Section 6. Chairman of the Board .........................................12
  Section 7. Chief Executive Officer .......................................12
  Section 8. President .....................................................12
  Section 9. Vice Presidents ...............................................12
  Section 10.Secretary .....................................................13
  Section 11.Chief Financial Officer .......................................13

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER
AGENTS .....................................................................13

ARTICLE VII
RECORDS AND REPORTS ........................................................14
  Section 1. Maintenance and Inspection of Share Register ..................14
  Section 2. Maintenance and Inspection of Bylaws ..........................15
  Section 3. Maintenance and Inspection of Other Corporate Records .........15
  Section 4. Inspection by Directors .......................................15
  Section 5. Annual Report to Shareholders .................................15
  Section 6. Financial Statements ..........................................15
  Section 7. Annual Statement of General Information .......................16

ARTICLE VIII
GENERAL CORPORATE MATTERS ..................................................16
  Section 1. Record Date for Purposes Other Than Notice and Voting .........16
  Section 2. Checks. Drafts, Evidences of Indebtedness .....................17
  Section 3. Corporate Contracts and Instruments: How Executed .............17
  Section 4. Certificates for Shares .......................................17

                                                                           Page

  Section 5. Lost Certificates .............................................17
  Section 6. Representation of Shares of Other Corporations ................18
  Section 7. Construction and Definitions ..................................18


ARTICLE IX
AMENDMENTS .................................................................18
  Section 1. Amendment by Shareholders .....................................18
  Section 2. Amendment by Directors ........................................18

CERTIFICATE OF SECRETARY ...................................................19

                                     BYLAWS

                                       OF

                              AFT ACQUISITION CORP.



                                    ARTICLE I

                                     OFFICES

     Section 1. Principal Offices. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     Section 2. Other Offices. The Board of Directors may at any time establish, or may designate an officer of the corporation to establish, branch or subordinate offices at any place or places where the corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Meetings of shareholders shall be held at any place within or outside the State of California designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

     Section 2. Annual Meetings. The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At each annual meeting, directors shall be elected, and any other proper business may be transacted.

     Section 3. Special Meeting. A special meeting of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

     If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 4 and 5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 4. Notice of Shareholders' Meetings. All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the shareholders. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

     If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) an amendment of the articles of incorporation, pursuant to Section 902 of that Code, (iii) a reorganization of the corporation, pursuant to 1201 of that Code,
(iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall also state the general nature of that proposal.

     Section 5. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail or other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or other means of written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

     Section 6. Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 7. Adjourned Meeting; Notice. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

     When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than forty-five (45) days from the date set for the original meeting, in which case the Board of Directors shall set a new record date. Notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article II. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     Section 8. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Sections 702 to 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership).

     The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by California Corporations Code or by the Articles of Incorporation.

     At a shareholders' meeting at which directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

     Section 9. Waiver of Notice or Consent by Absent Shareholders. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though a meeting had been duly held after regular call and notice, if a quorum is present either in person or by proxy, and it either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a Written Waiver of Notice or a Consent to a holding of the meeting, or an approval of the minutes. The Waiver of Notice or Consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that, if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the Waiver of Notice or Consent shall state the general nature of the proposal.

     All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

     Section 10. Shareholder Action by Written Consent Without a Meeting. Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the Unanimous Written Consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article
II. In the case of approval of (i) contracts or transactions in which a director has a direct or indirect financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten
(10) days before the consummation of any action authorized by that approval.

     Section 11. Record Date for Shareholder Notice, Voting, and Giving Consents. For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date:

         (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

         (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to such prior action, or the sixtieth (60th) day before the date of such prior action, whichever is later.

     Section 12. Proxies. Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

     Section 13. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at the meeting or its adjournment. If no Inspectors of Election are so appointed, the Chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint Inspectors of Election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b) Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes or consents;

         (e) Determine when the polls shall close;

         (f) Determine the result; and

         (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

     Section 1. Powers. Subject to the provisions of the California Corporations Code and any limitations in the articles of incorporation and these bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

         (a) Select and remove all officers, agents, and employees of the corporation; present any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

         (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

         (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

         (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible property actually received.

         (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     Section 2. Number and Oualification of Directors. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the number of directors should ever be increased to five (5) or more, an amendment to this Section 2 reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Without prejudice to these general powers, and subject to the same limitations, the Board of Directors shall have the power to:

         (a) Select and remove all officers, agents, and employees of the corporation; present any powers and duties for them that are consistent with law, with the articles of incorporation, and with these bylaws; fix their compensation; and require from them security for faithful service.

         (b) Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting, or meetings, including annual meetings.

         (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates.

         (d) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible property actually received.

         (e) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

     Section 2. Number and Qualification of Directors. The authorized number of directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the number of directors should ever be increased to five (5) or more, an amendment to this Section 2 reducing the fixed number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16-2/3% of the outstanding shares entitled to vote.

     Section 3. Election and Term of Office of Directors. Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

                           <*****PAGE 8 MISSING*****>

     Section 6. Annual Meeting. Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 7. Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without call at such time as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

     Section 8. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

     Notice of the time and place of special meetings shall be (i) delivered personally or by telephone (ihcluding a voice messaging system or other system or technology designed to record and communicate messages), telegraph, facsimile, electronic mail, or other electronic means, to each director at least forty-eight (48) hours before the time of the holding of the meeting or (ii) sent by first-class mail at least four (4) days before the time of the holding of the meeting, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

     Section 9. Quorum. A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a direct or indirect  material  financial  interest),  Section  311  of  that  Code  (as  to appointment of committees), and Section 31 7(e) of that Code (as to indemnification of directors). A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though a meeting had been duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement, the lack of notice to that director.

     Section 11. Adjournment. A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 12. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in
Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

     Section 13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

     Section 14. Fees and Compensation of Directors. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. This Section 14 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.


                                   ARTICLE IV

                                   COMMITTEES

     Section 1. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of one or more directors, to serve at the pleasure of the board. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

         (a) The approval of any action which, under the California Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

         (b) The filling of vacancies on the Board of Directors or in any committee;

         (c) The fixing of compensation of the directors for serving on the board or on any committee;

         (d) The amendment or repeal of bylaws or the adoption of new bylaws.

     (e) The amendment or repeal of any resolutions of the Board of Directors which by its express terms is not so amendable or repealable;

     (f) A distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors;

     (g) The appointment of any other committees of the Board of Directors or the members of these committees.

     Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Sections 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver of notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action whhout meetings), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                    ARTICLE V

                                    OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board, a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The salaries of all officers of the Corporation shall be fixed from time to time by the Board.

     Section 2. Election of Officers. The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. Subordinate Officers. The Board of Directors may appoint, and may empower the President, or Chief Executive Officer, if any, to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the bylaws or as the Board of Directors may from time to time determine.

     Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular appointments to that office.

     Section 6. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the bylaws. If there is no Chief Executive Officer or President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 7. Chief Executive Officer. The Chief Executive Officer, if such an officer be elected, shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. In the absence or disability of the Chairman of the Board, or if no such officer is elected, the Chief Executive Officer shall preside at all meetings of shareholders and the Board of Directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the Board of Directors or as prescribed by the bylaws.

     Section 8. President. Subject to such supervisory powers as may be given by the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or Chief Executive Officer, if any, or as prescribed by the bylaws. If there is no Chief Executive Officer, the President shall be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 7 of this Article V.

     Section 9. Vice Presidents. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the bylaws, and the President, or the Chairman of the Board.

     Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the bylaws or by law to be given, and he shall keep the seal of the corporation if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the bylaws.

     Section 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earning, and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the bylaws.


                                   ARTICLE VI

                INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES

                                AND OTHER AGENTS

     The corporation shall have the authority, to the maximum extent permitted by the California Corporations Code, to indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of the corporation. The corporation shall also have the authority, to the maximum extent permitted by the California Corporations Code, to advance expenses incurred by any agent of the corporation in defending any proceeding.

     The corporation shall have the authority to purchase and maintain insurance on behalf of agents of the corporation against any liability asserted against or incurred by any agent in such capacity or arising out of the agent's status as agent.

     The corporation shall have the power to enter into binding agreements with its agents to provide the indemnification allowed under this Article.

     Nothing in this Article shall be construed either to allow indemnification of any agent for any acts or omissions or transactions from which such agent may not be indemnified under applicable California law or to deny indemnification when applicable California law requires indemnification.

     For purposes of this Article, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. For purposes of this Article, "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. For purposes of this Article, expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification.


                                   ARTICLE VII

                               RECORDS AND REPORTS

     Section 1. Maintenance and Inspection of Share Register. The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders; giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

     A shareholder or shareholders of the corporation holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of the date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

     Section 2. Maintenance and Inspection of Bylaws. The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the bylaws as amended to date.

     Section 3. Maintenance and Inspection of Other Corporate Records. The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept either in written form or any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

     Section 4. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

     Section 5. Annual Report to Shareholders. The annual report to shareholders referred to in Section 1501 of the California Corporations Code is expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

     Section 6. Financial Statements. A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

     If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month, six (6) month or nine (9) month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, the Chief Financial Officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the corporation has not sent to the shareholders its annual report for the last fiscal year, this report shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

     The corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

     The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

     Section 7. Annual Statement of General Information. The corporation shall in each year file with the Secretary of State of the State of California, on the prescribed form, a statement setting forth the authorized number of directors, the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in this state, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.


                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

     Section 1. Record Date for Purposes Other Than Notice and Voting. For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than Action by Shareholders by Written Consent Without a Meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution or allotment of rights or to exercise the rig as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California Corporations Code.

     If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

     Section 2. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 3. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 4. Certificates for Shares. A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Chief Executive Officer or the President or Vice President and by the Chief Financial Officer or an Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

     Section 5. Lost Certificates. Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

     Section 6. Representation of Shares of Other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

     Section 7. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.


                                   ARTICLE IX

                                   AMENDMENTS

     Section 1. Amendment by Shareholders. New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

     Section 2. Amendment by Directors. In addition to the rights of the shareholders as provided in Section 1 of this Article IX, to adopt, amend, or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board of Directors, provided, however, that the Board of Directors may adopt a bylaw or amendment of a bylaw changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 2 of Article III of these bylaws.

                            CERTIFICATE OF SECRETARY

     The undersigned hereby certifies that:

     1. The undersigned is the duly elected and acting Secretary of AFI Acquisition Corp.. a California corporation; and

     2. The foregoing bylaws constitute the bylaws of said corporation as duly adopted by Unanimous Written Consent of the Board of Directors dated as of March 1, 2000.

     IN WITNESS WHEREOF, I have hereunto subscribed my and affixed the seal of said corporation on March 1, 2000



                                             /s/ Michael J. Silva
                                             ----------------------------------
                                             Michael J. Silva, Secretary

================================================================================


THESE SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH ON THE REVERSE HEREOF

                               February 28, 2000

Number 1                                                            2,000 Shares
                                                                    Common Stock

                             AFI ACQUISITION CORP.
                            a California Corporation

                    1,000,000 Shares Authorized Common Stock


     THIS CERTIFIES THAT: USA Biomass Corporation, a Delaware corporation, is the registered holder of two thousand (2,000) shares of Common Stock of AFI ACQUISITION CORP., transferable only on the share register of this corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of this corporation, a copy of each of which is on file at the office of this corporation, to all of which the holder of this certificate, by acceptance hereof, assents and agrees to be bound.

     WITNESS the Seal of this corporation and the signatures of its duly authorized officers this ____ day of March, 2000.


/s/ Michael J. Silva                                 /s/ Michael J. Silva
---------------------------                          ---------------------------
Michael J. Silva, Secretary                          Michael J. Silva, President

================================================================================